EXECUTION COPY


                                   $60,000,000


                                CREDIT AGREEMENT


                                   dated as of


                                  April 1, 1999


                                      among


                            Marvel Enterprises, Inc.


                           The Guarantors Party Hereto


                            The Lenders Party Hereto


                                       and


                                 Citibank, N.A.
                      as Agent, Collateral Agent and Issuer

                                TABLE OF CONTENTS

                                                                                     Page


ARTICLE 1
     Definitions.......................................................................1
     Section 1.01.  Definitions........................................................1
     Section 1.02.  Accounting Terms and Determinations...............................24

ARTICLE 2
     The Credits......................................................................24
     Section 2.01.  Commitments to Lend................................................24
     Section 2.02.  Method of Borrowing...............................................24
     Section 2.03.  Maturity of Loans.................................................25
     Section 2.04.  Interest Rates. ..................................................25
     Section 2.05.  Method of Electing Interest Rates.................................26
     Section 2.06.  Fees..............................................................27
     Section 2.07.  Voluntary Termination or Reduction of Commitments.................28
     Section 2.08.  Mandatory Termination of Commitments..............................28
     Section 2.09.  Prepayments of Loans..............................................28
     Section 2.10.  General Provisions as to Payments.................................29
     Section 2.11.  Funding Losses....................................................29
     Section 2.12.  Computation of Interest and Fees..................................30
     Section 2.13.  Notes.............................................................30
     Section 2.14.  Letters of Credit.................................................30

ARTICLE 3
     Conditions.......................................................................35
     Section 3.01.  Closing...........................................................35
     Section 3.02.  Borrowings and Issuances of Letters of Credit.....................37

ARTICLE 4
     Representations and Warranties...................................................38
     Section 4.01.  Corporate Existence and Power.....................................38
     Section 4.02.  Corporate and Governmental Authorization; No Contravention........38
     Section 4.03.  Binding Effect,Liens..............................................38
     Section 4.04.  Financial Information.............................................39
     Section 4.05.  Litigation........................................................39
     Section 4.06.  Compliance with ERISA and Foreign Pension Laws....................39
     Section 4.07.  Environmental Matters.............................................40
     Section 4.08.  Taxes.............................................................42
     Section 4.09.  Subsidiaries......................................................42
     Section 4.10.  No Regulatory Restrictions on Borrowing...........................42
     Section 4.11.  Full Disclosure...................................................42
     Section 4.12.  Representations in Collateral Documents True and Correct..........42
     Section 4.13.  Pro Forma and Projected Financial Information.....................42

                                        i




     Section 4.14.  Labor Matters.....................................................43
     Section 4.15.  Intellectual Property.............................................43
     Section 4.16.  Solvency..........................................................43
     Section 4.17.  Ownership of Properties...........................................44
     Section 4.18.  No Burdensome Restrictions........................................44
     Section 4.19.  No Default........................................................44
     Section 4.20.  Compliance with Laws..............................................44
     Section 4.21.  Year 2000.........................................................44
     Section 4.22.  Limited Liability for Obligations of Panini Entities..............44
     Section 4.23.  Margin Regulations................................................45
     Section 4.24.  Deposit Accounts..................................................45

ARTICLE 5
     Covenants........................................................................45
     Section 5.01.  Information.......................................................45
     Section 5.02.  Payment of Obligation.............................................48
     Section 5.03.  Maintenance of Property; Insurance................................48
     Section 5.04.  Conduct of Business and Maintenance of Existence..................49
     Section 5.05.  Compliance with Laws..............................................49
     Section 5.06.  Inspection of Property, Books and Records.........................49
     Section 5.07.  Mergers and Sales of Assets.......................................49
     Section 5.08.  Use of Proceeds...................................................50
     Section 5.09.  Negative Pledge...................................................50
     Section 5.10.  Limitation on Debt................................................50
     Section 5.11.  Minimum EBITDA....................................................51
     Section 5.12.  Minimum Consolidated Net Worth....................................51
     Section 5.13.  Leverage Ratio....................................................52
     Section 5.14.  Interest Coverage Ratio...........................................52
     Section 5.15.  Fixed Charge Coverage Ratio.......................................53
     Section 5.16.  Limitations on Restricted Payments................................53
     Section 5.17.  Limitation on Capital Expenditures................................54
     Section 5.18.  Investments and Acquisitions. ....................................54
     Section 5.19.  Sale-Leaseback Transactions.......................................57
     Section 5.20.  Transactions with Affiliates......................................57
     Section 5.21.  Constitutive Documents............................................58
     Section 5.22.  No Material Amendments............................................58
     Section 5.23.  Limitation on Restrictions Affecting Subsidiaries.................58
     Section 5.24.  Clean-Down Period.................................................58
     Section 5.25.  Fiscal Year.......................................................58
     Section 5.26.  Change in Business................................................59
     Section 5.28.  No New Subsidiaries...............................................60
     Section 5.29.  Year 2000.........................................................60
     Section 5.30.  Blocked Accounts..................................................60

ARTICLE 6
     Defaults.........................................................................61


                                       ii




     Section 6.01.  Events of Default.................................................61
     Section 6.02.  Notice of Default.................................................63
     Section 6.03.  Cash Collateral. .................................................63

ARTICLE 7
     The Agent........................................................................63
     Section 7.01.  Appointment and Authorization. ...................................63
     Section 7.02.  Agent and Affiliates..............................................63
     Section 7.03.  Action by Agent...................................................64
     Section 7.04.  Appointment of Co-Agents..........................................64
     Section 7.05.  Consultation with Experts.........................................64
     Section 7.06.  Liability of Agent................................................64
     Section 7.07.  Indemnification...................................................65
     Section 7.08.  Credit Decision...................................................65
     Section 7.09.  Successor Agent...................................................65
     Section 7.10.  Agent's Fee.......................................................65

ARTICLE 8
     Change in Circumstances..........................................................65
     Section 8.01.  Basis for Determining Interest Rate Inadequate or Unfair..........65
     Section 8.02.  Illegality........................................................66
     Section 8.03.  Increased Cost and Reduced Return.................................66
     Section 8.04.  Taxes.............................................................67
     Section 8.05.  Base Rate Loans Substituted for Affected Eurodollar Loans.........69

ARTICLE 9
     Guaranty.........................................................................69
     Section 9.01.  The Guaranty......................................................69
     Section 9.02.  Guaranty Unconditional............................................70
     Section 9.03.  Discharge Only upon Payment in Full; Reinstatement in Certain
                    Circumstances.....................................................70
     Section 9.04.  Waiver by Each Guarantor..........................................71
     Section 9.05.  Subrogation and Contribution......................................71
     Section 9.06.  Stay of Acceleration..............................................71
     Section 9.07.  Limit of Liability................................................71
     Section 9.08.  Release upon Sale.................................................71

ARTICLE 10
     MISCELLANEOUS....................................................................71
     Section 10.01.  Notices..........................................................71
     Section 10.02.  No Waivers.......................................................72
     Section 10.03.  Expenses; Indemnification........................................72
     Section 10.04.  Set-offs.........................................................72
     Section 10.05.  Amendments and Waivers; Release of Collateral....................73
     Section 10.06.  Successors; Participations and Assignments.......................74
     Section 10.07.  No Reliance on Margin Stock......................................75


                                       iii




     Section 10.08.  Confidentiality..................................................75
     Section 10.09.  Governing Law; Submission to Jurisdiction........................75
     Section 10.10.  Counterparts; Integration; Effectiveness.........................75


COMMITMENT SCHEDULE
PRICING SCHEDULE

SCHEDULE 1.01         --          Existing Letters of Credit
SCHEDULE 4.09         --          Subsidiaries
SCHEDULE 4.24         --          Deposit Accounts
SCHEDULE 5.09         --          Existing Liens
SCHEDULE 5.10         --          Outstanding Debt
SCHEDULE 5.18         --          Investments

EXHIBIT A      --         Form of Note
EXHIBIT B      --         Form of Borrowing Base Certificate
EXHIBIT C      --         Form of Borrowing Base Management Report
EXHIBIT D      --         Form of Security Agreement
EXHIBIT E      --         Form of Opinion of Battle Fowler LLP, counsel for the Obligors
EXHIBIT F      --         Form of Opinion of William H. Hardie, III
EXHIBIT G      --         Opinion of Gallagher & Kennedy, special Arizona counsel for the
                          Obligors
EXHIBIT H      --         Opinion of Stoel Rives LLP, special Washington counsel for the Obligors
EXHIBIT I      --         Form of Opinion of Jones, Day, Reavis & Pogue, counsel for the Agent
EXHIBIT J      --         Form of Assignment and Acceptance Agreement
EXHIBIT K      --         Form of Landlord Waiver and Consent


         CREDIT AGREEMENT, dated as of April 1, 1999 (this "Agreement"), among MARVEL ENTERPRISES, INC., the GUARANTORS party hereto, the LENDERS party hereto and CITIBANK, N.A., as Agent, Collateral Agent and Issuer.

                                    ARTICLE 1
                                   Definitions

         Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Acquisition Sub" means MEG Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Toy Biz, Inc.

         "Administration Expense Claims" means administration expense claims incurred in connection with the bankruptcy cases of Entertainment and its Subsidiaries.

         "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Agent, completed by such Lender and returned to the Agent (with a copy to the Borrower).

         "Affiliate" means, as applied to any Person other than the Borrower, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. With respect to the Borrower, "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any Person (other than the Borrower or a Guarantor) that is controlled by or is under common control with a Controlling Person. As used in this definition only, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of Voting Stock of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Affiliate Agreements" has the meaning set forth in Section 5.20.

         "Agent" means Citibank, N.A., in its capacity as agent for the Lenders hereunder, and its successors in such capacity.

         "Aggregate LC Exposure" means, at any time, the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time and
(ii) the aggregate unpaid amount of all LC Reimbursement Obligations at such time.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Base Rate Loans and its participations in Letters of Credit, its Domestic Lending Office and (ii) in the case of its Eurodollar Loans, its Eurodollar Lending Office.

         "Applicable Leverage Ratio" means, in respect of any day, the Leverage Ratio as at the last day of the most recent Fiscal Quarter in respect of which the Borrower shall have delivered, on or prior to such day, a certificate pursuant to Section 5.01(d); provided that if the Borrower shall fail to deliver any such certificate on or prior to the day so required pursuant to Section 5.01(d), the "Applicable Leverage Ratio" shall be deemed to be greater than 3.0 to 1.0 from and including the day upon which such certificate was required to have been delivered to, but excluding, the day upon which such certificate is delivered.

         "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, including without limitation, any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) sales, leases or other dispositions of Inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment and undeveloped real estate, in each case in the ordinary course of business and (ii) dispositions to a Guarantor.

         "Assignee" has the meaning set forth in Section 10.06(c).

         "Avoidance Litigation Trust" means the trust created under the Avoidance Litigation Trust Agreement, dated as of October 1, 1998, by and among Entertainment and certain affiliates, John J. Gibbons, as chapter 11 trustee, the Borrower and the other parties thereto.

         "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

              (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate;

              (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum, plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if any such date is not a Domestic Business Day, on the next succeeding Domestic Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank, N.A. in respect of liabilities consisting of or including (among other liabilities) three-month Dollar nonpersonal time deposits in the United States, plus
         (iii) the average during such three-week period of the annual assessment rates estimated by Citibank, N.A. for determining the then current annual assessment payable by Citibank, N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank, N.A. in the United States; and

              (c) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum plus (ii) the Federal Funds Rate.

         "Base Rate Loan" means a Loan that bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.05(a) or Article 8.

         "Base Rate Margin" means (i) until the first anniversary of the Closing Date, a rate per annum equal to 1.25% and (ii) thereafter, a rate per annum determined in accordance with the Pricing Schedule.

         "Beneficially Owned Directly" means Beneficially Owned without taking into account any agreement or other arrangement or understanding (including the Stockholders' Agreement).

         "Beneficial Owner" (including, with correlative meaning, "Beneficially Owned") has the meaning set forth in Rule 13d-3 under the Exchange Act.

         "Blocked Account" means a depository account of the Borrower or a Subsidiary of the Borrower maintained with a Blocked Account Bank pursuant to a Blocked Account Agreement.

         "Blocked Account Agreement" means a Blocked Account Agreement between the Collateral Agent and a Blocked Account Bank substantially in the form of Exhibit B to the Security Agreement.

         "Blocked Account Bank" means any bank or financial institution that executes and delivers to the Collateral Agent a Blocked Account Agreement.

         "Borrower" means Marvel Enterprises, Inc., a Delaware corporation, and its successors.

         "Borrower's 1997 Form 10-K" means the Borrower's annual report on Form 10-K for 1997, as filed with the SEC pursuant to the Exchange Act.

         "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended September 30, 1998, as filed with the SEC pursuant to the Exchange Act.

         "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower on the same day pursuant to Article 2, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. A Borrowing is a Base Rate Borrowing if such Loans are Base Rate Loans or a Eurodollar Rate Borrowing if such Loans are Eurodollar Loans.

         "Borrowing Base" means, on any date, a dollar amount equal to the sum of (i) up to 80% of Eligible Receivables, (ii) (x) from January 1 to April 29 in each year, up to 45% of Eligible Inventory and (y) from April 30 to December 31 in each year, up to 55% of Eligible Inventory, and (iii) up to 30% of LC Eligible Inventory, in each case determined as of such date; provided that any Inventory consisting of LC Eligible Inventory shall not be counted as Eligible Inventory for purposes of clause (ii) of this definition; and provided, further, that there shall be deducted from the Borrowing Base such reserves as the Agent, in its sole discretion, in good faith deems appropriate from time to time in accordance with its customary practices, including without limitation, a reserve in an amount equal to up to three months' rent payment obligations in respect of any warehouse lease under which an Obligor is lessee or, with respect to the Long Term Service and Rate Agreement dated November 2, 1998 between Regal West Corporation ("Regal West") and the Borrower relating to the Borrower's warehouse facility located in Fife, Washington, a reserve in an amount equal to Regal West's senior lien on the Inventory located at such premises, as agreed from time to time between Regal West and the Collateral Agent.

         "Borrowing Base Certificate" means a certificate, duly executed by the chief financial officer of the Borrower, appropriately completed and substantially in the form of Exhibit B hereto.

         "Borrowing Base Management Report" means a report prepared by the Borrower, appropriately completed and substantially in the form of Exhibit C hereto.

         "Bridge Credit Agreement" means the $200,000,000 Credit Agreement dated as of September 28, 1998 among Toy Biz, Inc., as borrower, the guarantors party thereto, the lenders party thereto and UBS AG, Stamford Branch, as agent for such lenders, as amended from time to time.

         "Bridge Documents" means the Bridge Credit Agreement, the Bridge Notes and all other agreements and documents entered into by Toy Biz Inc., as borrower, or any Subsidiary in connection with the making of the Bridge Loan.

         "Bridge Loan" means the loan made to Toy Biz, Inc., as borrower, under the Bridge Credit Agreement.

         "Bridge Notes" means notes issued by Toy Biz, Inc., as borrower, under the Bridge Credit Agreement.

         "Business Acquisition" means any acquisition, whether in a single transaction or series of related transactions, by the Borrower or any one or more of its Subsidiaries, or any combination thereof, of (i) all or a substantial part of the assets, or a going concern business or division (including any library of characters), of any Person, whether through purchase of assets or securities, by merger or otherwise, (ii) control of securities of an existing corporation or other Person having ordinary voting power (apart from rights accruing under special circumstances) to elect a majority of the board of directors of such corporation or other Person or (iii) control of a greater than 50% ownership interest in any existing partnership, joint venture or other Person.

         "Capital Stock" of any Person means (i) any and all shares or other equity interests (including without limitation common stock, preferred stock and partnership interests) in such Person and (ii) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

         "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than an Excluded Stockholder or Excluded Group, becomes the Beneficial Owner of more than 35% of the total voting power of the Voting Stock of the Borrower on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Borrower, on a fully diluted basis, than is held by the Excluded Stockholders on such date; provided that the Persons party to the Stockholders' Agreement on the Closing Date and their Affiliates shall not constitute a "group" for purposes of this clause (i) solely as a result of being a party to the Stockholders' Agreement so long as no Person party to the Stockholders' Agreement Beneficially Owns Directly a greater percentage of the voting power of the Voting Stock of the Borrower than is Beneficially Owned Directly by the Excluded Stockholders, (ii) an Excluded Stockholder or Excluded Group becomes the beneficial owner of more than 50% of the Voting Stock of the Borrower on a fully diluted basis and exercises the power (whether through the ownership of Voting Stock, by contract or otherwise) to nominate a majority of the Borrower's board of directors; or (iii) individuals who on the Closing Date constitute the board of directors of the Borrower (together with any new directors whose election to such board of directors or whose nomination by such board of directors for election by the Borrower's stockholders was approved (a) by a vote of at least a majority of the members of such board of directors then in office who either were members of such board of directors on the Closing Date or whose election or nomination for election was previously so approved, (b) pursuant to the terms of the Stockholders' Agreement so long as no Person party to the Stockholders' Agreement Beneficially Owns Directly a greater percentage of the voting power of the Voting Stock of the Borrower than is Beneficially Owned Directly by the Excluded Stockholders, or (c) by an Excluded Stockholder) cease for any reason to constitute a majority of the members of the board of directors of the Borrower then in office.

         "Clean-Down Period" has the meaning set forth in Section 5.24.

         "Closing Date" means the date on which all of the conditions specified in or pursuant to Section 3.01 shall have been satisfied.

         "Collateral" means collateral subject to the Collateral Documents.

         "Collateral Agent" has the meaning set forth in the Security Agreement.

         "Collateral Documents" means the Security Agreement, any additional pledge agreements or security agreements required to be delivered pursuant to the Loan Documents, each Blocked Account Agreement, and any instruments of assignment or other instruments or agreements executed pursuant to the foregoing; provided that for purposes of Section 3.01(c), the Collateral Documents shall not include the Blocked Account Agreements required by Section 3.02(f).

         "Commitment" means (i) with respect to each Lender listed on the Commitment Schedule, the amount set forth opposite such Lender's name on the Commitment Schedule, (ii) with respect to any Assignee that becomes a Lender pursuant to Section 10.06(c), the amount of the transferor Lender's Commitment assigned to it pursuant to Section 10.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.07 or 2.08 or increased or reduced by reason of an assignment to or by such Lender pursuant to Section 10.06(c); provided that, if the context so requires, the term "Commitment" means the obligation of a Lender to extend credit up to such amount to the Borrower hereunder.

         "Commitment Percentage" means, with respect to any Lender at any time, the percentage that the amount of its Commitment at such time represents of the aggregate amount of all the Commitments at such time. At any time after the Commitments shall have terminated, the term "Commitment Percentage" shall refer to a Lender's Commitment Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 10.06(c).

         "Commitment Schedule" means the Commitment Schedule attached hereto.

         "Consolidated Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures (including capital expenditures in respect of product development and package design) of the Borrower and its Consolidated Subsidiaries (excluding the Panini Entities) for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries (excluding the Panini Entities) for such period.

         "Consolidated Debt" means, at any date, Debt of the Borrower and its Consolidated Subsidiaries (excluding the Panini Entities), determined on a consolidated basis as of such date.

         "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense (without giving effect to the second parenthetical exclusion in the definition thereof), (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.

         "Consolidated Fixed Charges" means, for any period, the sum of (i) Consolidated Interest Expense for such period, (ii) all principal amounts of Debt having a scheduled due date during such period payable by the Borrower or any of its Consolidated Subsidiaries, (iii) all cash dividends payable by the Borrower on preferred stock in respect of such period other than to any of the Borrower's Consolidated Subsidiaries, and
(iv) the total income tax expense of the Borrower and its Consolidated Subsidiaries in respect of such period.


         "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries (excluding the Panini Entities), determined on a consolidated basis for such period in accordance with GAAP (excluding, however, interest expense with respect to the Bridge Loan and the amortization of any deferred financing costs).

         "Consolidated Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries (excluding the Panini Entities), determined on a consolidated basis for such period, adjusted to exclude the effect of (i) any extraordinary or other non-recurring gain (but not loss) and
(ii) in the case of the calculation of Consolidated EBITDA only, non-recurring expenses (including related reserve accruals) and write-offs, in each case under this clause (ii) related to the Merger and consummation of the Plan of Reorganization.

         "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries (excluding the Panini Entities) determined as of such date (including the amount attributable to the Preferred Stock but excluding any other amount attributable to other stock that is required to be redeemed or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise).

         "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity (including, without limitation, the Panini Entities) the accounts of which would be consolidated in accordance with GAAP with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

         "Credit Exposure" means, with respect to any Lender at any time, without duplication, the sum of (i) the aggregate amount of its Commitment (whether used or unused) at such time plus (ii) its Outstanding Amount.

         "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money (including, without limitation, obligations in respect of the deferred purchase price of property or services, other than trade accounts payable arising in the ordinary course of business that are not more than 60 days past due, and reimbursement and other obligations with respect to surety bonds), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all obligations of such Person as lessee that are capitalized in accordance with GAAP, (v) all obligations (whether or not contingent) of such Person in respect of outstanding letters of credit, bankers acceptances or similar instruments;
(vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all

Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

         "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "Disqualified Capital Stock" means any Capital Stock of any Person or any of its Subsidiaries that, by its terms, by the terms of any agreement related to such Capital Stock or by the terms of any security into which it is convertible, putable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or any of its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the tenth anniversary of the Closing Date.

         "Dollar" and the sign "$" each mean the lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

         "Earned Receivable" means, as at any date of determination thereof, the unpaid portion of a Receivable, as stated in the respective invoice, of a customer of the Borrower or any Guarantor in respect of Inventory sold, services rendered or intellectual property licensed in the ordinary course of business, which amount has been earned by performance under the terms of the related contract and recognized as revenue on the books of the Borrower or such Guarantor.

         "Eligible Designee" means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated as least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

         "Eligible Inventory" means, at any date of determination thereof, the aggregate value (determined at the lower of cost or market on a basis consistent with that used in the preparation of the financial statements referred to in
Section 4.04(a)) at such date of all Inventory owned by the Borrower or any Guarantor (excluding, however, without duplication (i) any such Inventory that has been shipped to a customer, even if on a consignment or "sale or return" basis or is otherwise not in the possession of the Borrower or any Guarantor or a warehouseman or bailee of the Borrower or any Guarantor; (ii) any Inventory against which the Borrower or Guarantor has taken a reserve, to the extent of such reserve; (iii) any Inventory that has been discontinued; (iv) any Inventory not located in the United States or located in a jurisdiction as to which a UCC-1 financing statement has not been filed or otherwise not subject to a valid and perfected Lien under the Collateral Documents, subject to no prior or equal Lien; (v) any supply, scrap or obsolete Inventory; (vi) any Inventory that is damaged or not in good condition, is a sample used for marketing purposes or does not meet all material standards imposed by any governmental authority having regulatory authority over such Inventory; (vii) any Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from whom the Borrower or any of its Subsidiaries has received notice of a dispute in respect of such agreement to the extent that such dispute could reasonably be expected to prevent the sale of such Inventory;
(viii) any Inventory which is subject to a negotiable document of title and such document of title has not been delivered to the Collateral Agent; (ix) any Inventory to the extent that such Inventory (A) is not comprised of readily marketable materials of a type manufactured, consumed or held for resale by the Borrower and the Guarantors in the ordinary course of business or (B) consists of raw materials, component parts and/or work-in-progress; and (x) any Inventory that the Agent has deemed is ineligible (as notified by the Agent to the Borrower) in accordance with the Agent's customary criteria and in substantially the same manner in which the Agent treats similarly situated borrowers).

         "Eligible Receivables" means, at any date of determination thereof, the aggregate amount of all Earned Receivables at such date due to the Borrower or any Guarantor other than the following (determined without duplication):

              (a) any Earned Receivable due from an account debtor that is not both domiciled in the United States of America and organized under the laws of the United States of America or any political subdivision thereof;

              (b) any Earned Receivable that does not comply with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority;

              (c) any Earned Receivable in respect of which there is any unresolved dispute with the account debtor, but only to the extent of such dispute;

              (d) any Earned Receivable (other than an Earned Receivable from Toys 'r Us that has November 10th dating or an Earned Receivable in respect of the license of intellectual property) payable more than 90 days after the date of the issuance of the original invoice therefor;

              (e) 100% of the principal amount of any Earned Receivable (other than an Earned Receivable from Toys 'r Us that has November 10th dating or an Earned Receivable in respect of the license of intellectual property) that is more than 60 days past due, notwithstanding any offsetting trade payable against which such Earned Receivable may have been netted on the books of the Borrower or any Guarantor, as the case may be;

              (f) 100% of the principal amount of any Earned Receivable from Toys 'r Us that has November 10th dating and that is more than 30 days past due, notwithstanding any offsetting trade payable against which such Earned Receivable may have been netted on the books of the Borrower or any Guarantor, as the case may be;

              (g) any Earned Receivable in respect of the license of intellectual property that is either (i) due more than one year after the date of determination or (ii) 60 days or more past due;

              (h) any unbilled Earned Receivable and any Earned Receivable in respect of goods not yet shipped;

              (i) any Earned Receivable arising outside the ordinary course of business of the Borrower;

              (j) any Earned Receivable in respect of which there has been established a contra account, or of an account debtor to whom the Borrower owes a trade payable, but only to the extent of such contra account or trade payable;

              (k) any Earned Receivable that fails to meet or violates in any material respect any warranty, representation or covenant contained in this Agreement or any other Loan Document;

              (l) any Earned Receivable the sale for which was on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis;

              (m) any Earned Receivable that is not subject to a first priority perfected Lien in favor of the Collateral Agent under the Collateral Documents and any Earned Receivable evidenced by an instrument (as defined in the Uniform Commercial Code) not in the possession of the Agent;

              (n) any Earned Receivable due from an account debtor (I) as to which on such date 50% or more of the Earned Receivables of such account debtor are more than 60 days past due (or (x) in the case of Earned Receivables from Toys 'r Us that have November 10th dating, 30 days past due or (y) in the case of Earned Receivables in respect of the license of intellectual property that is past due), (II) in respect of which a credit loss has been recognized or reserved by the Borrower or any of its Subsidiaries, (III) whose senior unsecured debt is not rated by any Rating Agency or, if rated by any Rating Agency, is rated lower than BBB-, Baa3 or BBB- (or their equivalents) by S&P, Moody's or Fitch, respectively, unless the Agent, on behalf of the Required Lenders in their sole discretion, shall have notified the Borrower that such account debtor is acceptable notwithstanding its failure to be rated or, if rated, its failure to meet the criteria set forth in this clause (III), (IV) in respect of which the Agent shall have notified the Borrower that such account debtor does not have a satisfactory credit standing as determined in good faith by the Required Lenders,
         (V) that is a Subsidiary or an Affiliate of the Borrower, (VI) that is a Government Obligor, or (VII) that is the subject of a bankruptcy, insolvency, reorganization or similar case or proceeding;

              (o) any Earned Receivable that would not be reported as payable within one calendar year in conformity with GAAP; and

              (p) any Earned Receivable that the Agent has deemed ineligible (as notified by the Agent to the Borrower) in accordance with the Agent's customary criteria and in substantially the same manner in which the Agent treats similarly situated borrowers;

provided that (i) with respect to each of Toys 'r Us and Wal-Mart Stores, the maximum amount of Earned Receivables that shall constitute Eligible Receivables shall be $20,000,000 in each case and (ii) with respect to each of Target Stores, Inc., Kay-Bee Toys and Kmart Corporation, the maximum amount of Earned Receivables that shall constitute Eligible Receivables shall be $10,000,000 in each case, provided, further, however, that the amount of Earned Receivables in excess of the amounts specified in clauses (i) and (ii) above shall constitute Eligible Receivables to the extent that such Earned Receivables are fully insured under policies of credit insurance on terms reasonably satisfactory to the Agent.

         "Employee Plans" has the meaning set forth in Section 4.14(b).

         "Entertainment" means Marvel Entertainment Group, Inc., a Delaware corporation.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions, relating to human health or the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations, all trades or businesses (whether or not incorporated) under common control and all affiliated service group members that, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Business Day" means any Domestic Business Day on which dealings (including dealings in Dollar deposits) are carried on in the London interbank market.

         "Eurodollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurodollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Eurodollar Lending Office by notice to the Borrower and the Agent.

         "Eurodollar Loan" means a Loan that bears interest at a Eurodollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

         "Eurodollar Rate" means, with respect to any Interest Period applicable to a Borrowing of Eurodollar Loans denominated in Dollars, the interest rate per annum obtained by dividing (i) an interest rate per annum determined by the Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of Citibank, N.A. in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the Eurodollar Rate Determination Date for such Interest Period for a period equal to such Interest Period (or, in the case of a two week Interest Period, a period equal to one month) and in an amount substantially equal to the amount of the Eurodollar Loan to be made by Citibank, N.A. for such Interest Period, by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such period.

         "Eurodollar Rate Determination Date " means, with respect to a Borrowing of Eurodollar Loans, the second Eurodollar Business Day prior to the first day of the Interest Period for such Borrowing.

         "Eurodollar Rate Margin" means (i) until the first anniversary of the Closing Date, a rate per annum equal to 2.75% and (ii) thereafter, a rate per annum determined in accordance with the Pricing Schedule.

         "Eurodollar Rate Reserve Percentage" for any Interest Period means the reserve percentage applicable on the Eurodollar Determination Date under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York

City  with  respect  to  liabilities  or  assets   consisting  of  or  including
Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined ) having a term equal to such Interest Period.

         "Events of Default" has the meaning set forth in Section 6.01.

         "Excess Administration Claims Loan" means a cash loan from an affiliate of Mr. Isaac Perlmutter to the Borrower, in exchange for a five-year, unsecured note of the Borrower; provided that (i) such loan shall be made only if the aggregate amount of the Administration Expense Claims exceeds $35,000,000, (ii) the proceeds of such loan are used exclusively to pay such excess Administration Expense Claims, (iii) the principal amount of such loan shall be equal to the amount of such excess, less the aggregate principal amount of Loans made hereunder the proceeds of which are used to pay such Administration Expense Claims, (iv) such loan shall bear interest at a rate not higher than 14% per annum and (v) such loan shall not exceed $5,000,000.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Notes" has the meaning assigned to such term in the Senior
Note Indenture.

         "Excluded Group" means a "group" (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) that includes one or more of the Excluded Stockholders; provided that a majority of the voting power of the Voting Stock of the Borrower Beneficially Owned by such group is Beneficially Owned Directly by such Excluded Stockholder(s).

         "Excluded Stockholder" means (i) Isaac Perlmutter or any of his Affiliates and (ii) the spouse or any one or more lineal descendants of Isaac Perlmutter and their spouses and any trust established solely for the benefit of any one or more of such Persons and each of their respective Affiliates; provided that each such Person included in this clause (ii) shall only be deemed to be an Excluded Stockholder to the extent such Person's Capital Stock of the Borrower was received directly or indirectly from Isaac Perlmutter.

         "Existing Panini Indebtedness" means the indebtedness of Panini outstanding on the date hereof pursuant to the Restructured Panini Loan Documents (as defined in the Plan of Reorganization).

         "Existing Registration Rights Agreements" means (i) the Registration Rights Agreement, dated as of October 1, 1998, among the Borrower and certain holders of its Capital Stock; (ii) the Registration Rights Agreement, dated as of December 8, 1998, among the Borrower and certain holders of its Capital Stock; and (iii) the registration rights provided for in Section 6.18 of the Plan of Reorganization.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Domestic Business Day, for the next preceding Domestic Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Domestic Business Day, the average of the quotations for such day on such transactions received by Citibank, N.A. from three federal funds brokers of recognized standing selected by Citibank, N.A.

         "Fiscal Quarter" means a fiscal quarter of the Borrower.

         "Fiscal Year" means a fiscal year of the Borrower.

         "Fixed Charge Coverage Ratio" means, at any date, the ratio of (i) Consolidated EBITDA minus Consolidated Capital Expenditures for the four consecutive Fiscal Quarters most recently ended on or prior to such date to (ii) Consolidated Fixed Charges for such period.

         "Fitch" means Fitch IBCA, Inc. and any successor thereto.

         "Fleer Sale" means the sale by the Borrower on February 11, 1999 of substantially all of the assets of Fleer Corp., Frank H. Fleer Corp. and Sky Box International Inc., each a wholly owned Subsidiary of the Borrower.

         "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA that is maintained or contributed to for the benefit of the employees of any member of the ERISA Group, but that is not (i) covered by ERISA pursuant to ERISA Section 4(b)(4) or (ii) mandated by a foreign governmental authority.

         "Foreign Pension Plan" means any employee benefit plan as defined in
Section 3(3) of ERISA that (i) is maintained or contributed to for the benefit of employees of any member of the ERISA Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle; provided, however, that the term "Foreign Pension Plan" shall not include any such plan that is mandated by a foreign governmental authority.

         "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction, and conducting substantially all of its operations, outside of the United States, other than any such Subsidiary that shall have elected to be treated as a partnership or a branch of the Borrower or any U.S. Subsidiary for United States income tax purposes.

         "GAAP" means generally accepted accounting principles of the United States of America as in effect on the date hereof, applied on a basis consistent with the financial statements referred to in Section 4.04(a).

         "General Collateral Account" has the meaning set forth in the Security Agreement.

         "Government Obligor" means the United States federal government, any state government, any local government or, in each case, any subdivision thereof or any agency, department or instrumentality thereof.

         "Group of Loans" means, at any time, a group of Loans consisting of (i) all Loans that are Base Rate Loans at such time or (ii) all Eurodollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to
Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or other obligation or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt or other obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means, subject to Section 9.08, each Person that has executed this Agreement as a guarantor and each Person that shall have become a Guarantor pursuant to Section 5.27(d).

         "Hazardous Substances" means any hazardous substance as defined by 42 U.S.C. Section 9601, radioactive materials, petroleum, its derivatives and by-products and other hydrocarbons.

         "Indemnitee" has the meaning set forth in Section 10.03(b).

         "Interest Coverage Ratio" means, at any date, the ratio of (i) Consolidated EBITDA for the four consecutive Fiscal Quarters most recently ended on or prior to such date to (ii) Consolidated Interest Expense for such period.

         "Interest Period" means, with respect to each Eurodollar Loan, the period commencing on the date of Borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and (subject to the first proviso hereto) ending two weeks or one, two, three or six months thereafter, as the Borrower may elect in such notice; provided that, with respect to any Interest Period that commences during the Primary Syndication Period and (subject to clauses (a), (b) and (c) below) ends two, three or six months after the date of Borrowing thereof, the Borrower agrees to prepay all outstanding Loans on the last day of the Primary Syndication Period, together with all amounts payable under Section 2.11 in respect of such prepayment; and provided further that:

              (a) any Interest Period that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

              (b) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day of a calendar month; and

              (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Inventory" shall mean "inventory" (as defined in Article 9 of the New York Uniform Commercial Code) of the Borrower and the Guarantors.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

         "Issuer" means Citibank, N.A. in its capacity as Issuer under the letter of credit facility described in Section 2.14.

         "Landlord Waiver and Consent" means a waiver and consent substantially in the form of Exhibit K hereto.

         "LC Eligible Inventory" means Eligible Inventory with respect to which either (i) a Letter of Credit has been issued and in respect of which the Issuer or its correspondent has received satisfactory negotiable documents of title or
(ii) satisfactory negotiable documents of title have been delivered to the Collateral Agent.

         "LC Exposure" means, with respect to any Lender at any time, an amount equal to its Commitment Percentage of the Aggregate LC Exposure at such time.

         "LC Fee Rate" means the Eurodollar Rate Margin.

         "LC Indemnitees" has the meaning set forth in Section 2.14(k).

         "LC Office" means, with respect to the Issuer, the office at which it books any Letter of Credit issued by it.

         "LC Payment Date" has the meaning set forth in Section 2.14(g).

         "LC Reimbursement Due Date" has the meaning set forth in Section
2.14(h).

         "LC Reimbursement Obligations" means, at any time, all obligations of the Borrower to reimburse the Issuer for amounts paid by the Issuer in respect of drawings under Letters of Credit, including any portion of any such obligations to which a Lender has become subrogated pursuant to Section 2.14(i).

         "Lender" means (i) each Lender listed on the Commitment Schedule, (ii) each Assignee that becomes a Lender pursuant to Section 10.06(c) and (iii) their respective successors.

         "Lender Parties" means the Lenders, the Issuer, the Agent and the Collateral Agent.

         "Letter of Credit" means a letter of credit issued hereunder by the Issuer.

         "Leverage Ratio" means, at any date, the ratio of (i) Consolidated Debt at such date to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a loan made by a Lender pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Loan Documents" means this Agreement, the Notes and the Collateral Documents.

         "MAFCO Litigation Trust" means the trust created under the MAFCO Litigation Trust Agreement, dated as of October 1, 1998 by and among Entertainment and certain affiliates, John J. Gibbons, as chapter 11 trustee, the Borrower and the other parties thereto.

         "Material Adverse Effect" means (i) any material adverse effect upon the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower and its Subsidiaries, taken as a whole; (ii) a material adverse effect on the ability of any Obligor or any other Person to consummate the transactions contemplated hereby to occur on the Closing Date; (iii) a material adverse effect on the ability of any Obligor to perform under this Agreement and the Notes and the other Loan Documents; or (iv) a material adverse effect on the rights and remedies of the Agent and the Lenders under this Agreement and the other Loan Documents.

         "Material Debt" means Debt (except Debt outstanding hereunder) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $2,500,000.

         "Material Financial Obligations" means a principal or face amount of Debt (other than the Loans and LC Reimbursement Obligations) and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $2,500,000.

         "Material Plan" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

         "Merger" means the merger of Acquisition Sub with and into Entertainment, with Entertainment as the surviving corporation.

         "Merger Agreement" means the Agreement and Plan of Merger dated as of August 12, 1998 among Entertainment, Toy Biz, Inc. and Acquisition Sub.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Multiemployer Plan" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person that ceased to be a member of the ERISA Group during such five year period.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Borrower's obligation to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

         "Notice of Interest Rate Election" has the meaning set forth in Section 2.05(a).

         "Obligations" means the Loans, the Aggregate LC Exposure and all other advances, debts, liabilities, obligations, covenants and duties owing by any Obligor to the Lender Parties, any affiliate of any of them or any Indemnitee, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this

Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange transaction or in any other manner, whether direct or indirect (including, without limitation those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges expenses, fees, attorneys' fees and disbursements and any other sum chargeable to any Obligor under this Agreement or any other Loan Document and all obligations of the Borrower to cash collateralize Letter of Credit obligations.

         "Obligor" means the Borrower and each Guarantor.

         "Operating Accounts" has the meaning set forth in the Security
Agreement.

         "Outstanding Amount" means, with respect to any Lender at any time, the sum of (i) the aggregate outstanding principal amount of its Loans and (ii) its LC Exposure, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 10.06(c).

         "Panini" means Panini S.p.A., an Italian corporation and a wholly-owned subsidiary of Entertainment.

         "Panini Disposition" means the intended disposition by the Borrower of its interests in the Panini Entities or the property and assets thereof.

         "Panini Entities" means Panini and its direct and indirect
Subsidiaries.

         "Panini Guarantors" means the Borrower, Entertainment, and certain other Subsidiaries of the Borrower.

         "Panini Guaranty" means the Guaranty Agreement dated as of September 28, 1998 by the Panini Guarantors in favor of The Chase Manhattan Bank, as agent on behalf of the holders of the Restructured Panini Indebtedness, pursuant to which the Panini Guarantors guarantee payment of the Restructured Panini Indebtedness and are liable in respect of such Restructured Panini Indebtedness in a maximum aggregate amount of $27,000,000.

         "Panini Indemnification Agreement" means the Indemnification Agreement dated as of September 28, 1998 by the Panini Guarantors in favor of the Panini Entities and their respective successors and assigns.

         "Panini Pledge Agreement" means the Pledge Agreement dated as of September 28, 1998 between the Borrower and The Chase Manhattan Bank, as agent, pursuant to which Entertainment has pledged 66% of the issued and outstanding common stock of Panini held by it to secure the Restructured Panini Indebtedness.

         "Parent" means, with respect to any Lender, any Person controlling such Lender.

         "Participant" has the meaning set forth in Section 10.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Permitted Acquisition" means a Business Acquisition relating to a business or businesses of the same general type as now conducted by the Borrower and its Subsidiaries, or a business or businesses complementary, ancillary or related to the businesses now conducted.

         "Plan" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person that was at such time a member of the ERISA Group for employees of any Person that was at such time a member of the ERISA Group.

         "Plan of Reorganization" means the Fourth Amended Joint Plan of Reorganization proposed by the secured lenders and Toy Biz, Inc. and approved by the United States District Court for the District of Delaware on July 31, 1998, as amended by the Order Approving Technical Amendments to the Fourth Amended Joint Plan of Reorganization proposed by the secured lenders and Toy Biz, Inc. and approved by the United States District Court for the District of Delaware on September 17, 1998.

         "Preferred Stock" means the Borrower's 8% Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share.

         "Pricing Schedule" means the Pricing Schedule attached hereto.

         "Primary Syndication Period" means the period beginning on the date hereof and ending on the earlier of (i) the date on which the Agent, in its reasonable judgment, shall have determined that the primary syndication of the Commitments and the Loans has been completed and (ii) the date that is 90 days after the Closing Date.

         "Property Insurance Policy" means any insurance policy maintained by the Borrower or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

         "Quarterly Payment Dates" means the last Domestic Business Day of each March, June, September and December.

         "Rating Agency" means S&P, Moody's or Fitch.

         "Receivable" means, as at any date of determination thereof, (i) all present and future "accounts" (as defined in Articles 9 of the UCC) of the Borrower and the Guarantors in respect of goods sold or services rendered and
(ii) all non-contingent rights to receive payment in respect of the guaranteed minimum amount payable under any license by the Borrower or any Guarantor of any patent, trademark, trade name or copyright to a third party.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Required Lenders" means, at any time, Lenders having at least a majority in aggregate amount of the Credit Exposures at such time.

         "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's Capital Stock (except dividends payable solely in shares of its Capital Stock of the same class, and having the same terms, as the Capital Stock on which such dividends are paid), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's Capital Stock or (b) any option, warrant or other right to acquire shares of the Borrower's Capital Stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion) or (iii) any prepayment of the principal of, or any purchase, redemption, retirement or acquisition of, all or any portion of any Indebtedness, other than the Obligations.

         "Restructured Panini Indebtedness" means the Existing Panini Indebtedness, as such indebtedness is restructured in accordance with, and upon the consummation of, the Plan of Reorganization.

         "Revolving Credit Period" means the period from and including the Closing Date to but not including the Termination Date.

         "Savings Plan" means the Marvel Entertainment Group, Inc. Savings and Investment Plan, as such plan may be amended from time to time.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, or any successor thereto.

         "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of any property that, or of any property similar to and used for substantially the same purposes as any other property that, has been or is to be sold, assigned, transferred or otherwise disposed of by the Borrower or any of its Subsidiaries to such Person with the intention of entering into such a lease.

         "SEC" means the Securities and Exchange Commission.

         "Secured Parties" has the meaning set forth in the Security Agreement.

         "Security Agreement" means the Security Agreement dated as of the Closing Date among the Borrower, the Guarantors and the Agent, substantially in the form of Exhibit D hereto, as amended from time to time.

         "Senior Notes" means the $250,000,000 12% Senior Notes due 2009 issued by the Borrower pursuant to the Senior Note Indenture.

         "Senior Note Documents" means the Senior Note Indenture, the Senior Notes, any Exchange Notes and the Senior Note Offering Memorandum.

         "Senior Note Guarantees" means the unsecured guarantees of the Borrower's obligations under the Senior Notes made by certain of the Borrower's Subsidiaries.

         "Senior Note Indenture" means the Indenture dated as of February 25, 1999 among the Borrower, the Subsidiaries that are guarantors thereunder and IBJ Whitehall Bank & Trust Company, as trustee.

         "Senior Note Offering Memorandum" means the final offering memorandum dated February 17, 1999 relating to the offering by the Borrower of the Senior Notes.

         "Stockholders' Agreement" means the agreement, dated as of October 1, 1998 among the Borrower, the secured creditors of Entertainment party thereto, Mr. Isaac Perlmutter and certain of his affiliates, Mr. Avi Arad and the affiliates of Mr. Mark Dickstein party thereto.

         "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower; provided that none of the Panini Entities shall be considered to be a Subsidiary of the Borrower for any purpose hereunder.

         "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and at least P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company that is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above; provided in each case that such Investment matures within one year after it is acquired by the Borrower or a Subsidiary.

         "Termination Date" means the third anniversary of the Closing Date, or, if such day is not a Eurodollar Business Day, the next succeeding Eurodollar Business Day.

         "Total Outstanding Amount" means, at any time, the sum of (i) the aggregate outstanding principal amount of the Loans and (ii) the Aggregate LC Exposure.

         "Toy Biz, Inc." means the Borrower (identified by its former name).

         "UBS Loan Facilities" means the UBS Revolving Credit Loans and the Bridge Loan.

         "UBS Revolving Credit Agreement" means the $50,000,000 Credit Agreement dated as of September 28, 1998 among Toy Biz, Inc., as borrower, the guarantors party thereto, the lenders party thereto and UBS AG, Stamford Branch, as Agent for such lenders, as amended from time to time.

         "UBS Revolving Credit Documents" means the UBS Revolving Credit Agreement, the UBS Revolving Credit Notes, the UBS Revolving Credit Letters of Credit and all other agreements and documents entered into by Toy Biz, Inc., as borrower, or any Subsidiary in connection with the making of the UBS Revolving Credit Loans.

         "UBS Revolving Credit Letters of Credit" means the letters of credit issued for the account of the Borrower and listed on Schedule 1.01 hereof.

         "UBS Revolving Credit Loans" means loans made to the Borrower under the UBS Revolving Credit Agreement.

         "UBS Revolving Credit Notes" means notes issued by Toy Biz, Inc. under the UBS Revolving Credit Agreement.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be modified from time to time.

         "United States" means the United States of America.

         "U.S. Subsidiary" means a Subsidiary other than a Foreign Subsidiary.

         "Voting Stock" means, with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of directors, managers or other voting members of the governing body of such Person.

         Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.


                                    ARTICLE 2
                                   The Credits

         Section 2.01. Commitments to Lend. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time during the Revolving Credit Period; provided that, immediately after each such Loan is made, (i) such Lender's Outstanding Amount shall not exceed its Commitment and (ii) the sum of (x) the aggregate principal amount of Loans outstanding plus (y) the Aggregate LC Exposure shall not exceed the Borrowing Base. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $2,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this
Section 2.01, prepay Loans to the extent permitted by Section 2.09 and reborrow at any time during the Revolving Credit Period under this Section 2.01.

         Section 2.02. Method of Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing") not later than 11:00 A.M. (New York, New York time) on (x) the same day as each Base Rate Borrowing and (y) the third Eurodollar Business Day before each Eurodollar Rate Borrowing, specifying:

              (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Rate Borrowing;

              (ii) the aggregate amount of such Borrowing;

              (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or the Eurodollar Rate; and

              (iv) in the case of a Eurodollar Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         Notwithstanding the foregoing, during the Primary Syndication Period, all Borrowings shall be Base Rate Borrowings. In no event shall the total number of Groups of Loans comprised of Eurodollar Rate Borrowings at any one time outstanding exceed five.

         (b) Promptly after receiving a Notice of Borrowing, the Agent shall notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (c) Not later than 12:00 Noon (New York, New York time) on the date of each Borrowing, each Lender shall make available its ratable share of such Borrowing, in federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 10.01. Unless the Agent determines that any applicable condition specified in Section 3.02 has not been satisfied, the Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         (d) Unless the Agent shall have received notice from a Lender before the date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available to the Agent on the date of such Borrowing in accordance with paragraph (c) above and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.04 and (ii) if such amount is repaid by such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, the Borrower shall not be required to repay such amount and the amount so repaid by such Lender shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

         Section 2.03. Maturity of Loans. (a) Each Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

         (b) If at any date the Total Outstanding Amount exceeds the Borrowing Base as set forth in the Borrowing Base Certificate most recently delivered or required to be delivered to the Lenders on or prior to such date, the Borrower shall prepay on the next succeeding Domestic Business Day a principal amount of Loans equal to such excess and, to the extent that the amount of such excess exceeds the aggregate principal amount of all Loans then outstanding, cash collateralize outstanding Letters of Credit in an amount equal to such excess.

         Section 2.04. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of
(i) the Base Rate Margin for such day plus (ii) the Base Rate for such day. Such interest shall be payable quarterly in arrears on each

Quarterly Payment Date. After the occurrence of any Event of Default, all principal of and interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to such Base Rate Loan for such day.

         (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of (i) the Eurodollar Rate Margin for such day plus (ii) the Eurodollar Rate. Such interest shall be payable for each Interest Period on the last day thereof.

         (c) After the occurrence of any Event of Default, all principal of and interest on any Eurodollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Eurodollar Rate Margin for such day plus the Eurodollar Rate applicable to such Loan on the day before such payment was due and (ii) the sum of 2% plus the rate applicable to Base Rate Loans for such day (or, if the circumstances described in clause 8.01(a) or (b) shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

         (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall promptly notify the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         Section 2.05. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to paragraph (d) below and the provisions of Article 8), as follows:

              (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Eurodollar Loans as of any Eurodollar Business Day, and

              (ii) if such Loans are Eurodollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or elect to continue such Loans as Eurodollar Loans for an additional Interest Period, subject to Section 2.11 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 11:00 A.M. (New York, New York time) on the third Eurodollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each at least $2,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Eurodollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

         (b) Each Notice of Interest Rate Election shall specify:

              (i) the Group of Loans (or portion thereof) to which such notice applies;

              (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of paragraph (a) above;

              (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Eurodollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

              (iv) if such Loans are to be continued as Eurodollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to paragraph (a) above, the Agent shall notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

         (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Eurodollar Loans if (i) the aggregate principal amount of any Group of Eurodollar Loans created or continued as a result of such election would be less than $2,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Agent. During the Primary Syndication Period, the Borrower may not elect to convert any Base Rate Loans to Eurodollar Loans.

         (e) If any Loan is converted to a different type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

         Section 2.06. Fees. (a) The Borrower shall pay to the Agent, for the account of the Lenders ratably in proportion to their Commitments, a commitment fee for each day at the rate of (i) 0.625% per annum, if the Total Outstanding Amount on such day is less than $20,000,000, or (ii) 0.50% per annum, if the Total Outstanding Amount on such day is greater than or equal to $20,000,000, in the case of both (i) and (ii), calculated on the amount by which the aggregate amount of the Commitments exceeds the Total Outstanding Amount on such day.

Such commitment fee shall accrue from and including the Closing Date to but excluding the date on which the Commitments terminate in their entirety.

         (b) The Borrower shall pay to the Agent, for the account of the Lenders ratably in proportion to their Commitment Percentages, a Letter of Credit fee calculated for each day at the LC Fee Rate for such day on the aggregate amount available for drawing (whether or not conditions for drawing have been satisfied) under all Letters of Credit outstanding at the close of business on such day. The Borrower shall pay to the Agent, for the account of the Issuer, a Letter of Credit fronting fee accruing daily on the aggregate amount available for drawing (whether or not conditions for drawing have been satisfied) under all Letters of Credit issued by the Issuer at a rate per annum equal to .25%. The Borrower shall also pay to the Issuer such other customary administrative, issuance, amendment, payment and negotiation charges in the amounts and at the times agreed between the Borrower and the Issuer.

         (c) Fees accrued for the account of the Lenders, and fronting fees accrued for the account of the Issuer, under this Section 2.06 shall be payable quarterly in arrears on each Quarterly Payment Date and on the day on which the Commitments terminate in their entirety.

         Section 2.07. Voluntary Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent,
(a) terminate the Commitments at any time, if there are no Outstanding Amounts at such time, or (b) ratably reduce from time to time by an aggregate amount of $2,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the Total Outstanding Amount. Promptly after receiving a notice pursuant to this Section 2.07, the Agent shall notify each Lender of the contents thereof.

         Section 2.08. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         Section 2.09. Prepayments of Loans. (a) Optional Prepayments. Subject in the case of Eurodollar Loans to Section 2.11, the Borrower may (i) upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Base Rate Loans or (ii) upon at least three Eurodollar Business Days' notice to the Agent, prepay any Group of Eurodollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $2,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group of Loans. Promptly after receiving a notice of prepayment pursuant to this Section 2.09(a), the Agent shall notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

         (b) Mandatory Prepayments. (i) Immediately, if the Total Outstanding Amount exceeds the aggregate amount of the Commitments or the Borrowing Base, the Borrower shall make a mandatory repayment of the Loans in an amount equal to such excess; and (ii) prior to 1:00 p.m. on any Domestic Business Day on which there are funds on deposit in the General Collateral Account (other than funds constituting cash collateral for outstanding Letters of Credit), the Agent shall cause such funds to be applied: first, to the accrued and unpaid interest on the Loans to the extent then due and payable; second, to the amount of any LC Reimbursement Obligations then outstanding; third, to the outstanding principal amount of the Loans (provided that (x) any outstanding Base Rate Loans shall be repaid in full before any amounts are applied to the repayment of outstanding Eurodollar Loans and (y) amounts shall be applied to repay outstanding Eurodollar Loans in the order of maturity thereof); and, fourth, to any other Obligations then due and payable. After application as aforesaid, so long as no Default or Event of Default has occurred and is continuing, the Agent shall transfer the balance of such funds to an Operating Account in accordance with the Borrower's instructions.

         Section 2.10. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and LC Reimbursement Obligations and each payment of fees hereunder (other than fees payable directly to the Issuer) not later than 12:00 Noon (New York, New York time) on the date when due, in federal or other funds immediately available in New York, New York, to the Agent at its address specified in or pursuant to
Section 10.01. The Agent will promptly distribute to each Lender its ratable share of each such payment received by the Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans or LC Reimbursement Obligations or any payment of fees shall be due on a day that is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Eurodollar Loans shall be due on a day that is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurodollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Borrower notifies the Agent before the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance on such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

         Section 2.11. Funding Losses. If the Borrower makes any payment of principal with respect to any Eurodollar Loan or any Eurodollar Loan is converted to a Base Rate Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow, prepay, convert or continue any Eurodollar Loan after notice has been given to any Lender in accordance with Section 2.02(a) or 2.09, the Borrower shall reimburse each Lender within 15 days after written demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail calculations of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         Section 2.12. Computation of Interest and Fees. All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         Section 2.13. Notes. (a) The Borrower's obligation to repay the Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office.

         (b) Each Lender may, by notice to the Borrower and the Agent, request that the Borrower's obligation to repay such Lender's Loans of a particular type be evidenced by a separate Note. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it relates solely to Loans of the relevant type. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Promptly after it receives each Lender's Note pursuant to Section 3.01(a), the Agent shall forward such Note to such Lender. Each Lender shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that a Lender's failure to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         Section 2.14. Letters of Credit. (a) Issuance. The Issuer agrees, on the terms and conditions set forth in this Agreement, to issue Letters of Credit hereunder at the request of the Borrower from time to time prior to the date that is 30 days before the Termination Date; provided that, immediately after each such Letter of Credit is issued and participations therein are sold to the Lenders as provided in this paragraph (a):

              (i) the Aggregate LC Exposure shall not exceed $10,000,000;

              (ii) in the case of each Lender, its Outstanding Amount shall not exceed its Commitment; and

              (iii) the sum of (x) the aggregate principal amount of Loans outstanding plus (y) the aggregate LC Exposure shall not exceed the Borrowing Base.

Whenever the Issuer issues a Letter of Credit hereunder, the Issuer shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuer, a participation (on the terms specified in this paragraph (a)) in such Letter of Credit equal to such Lender's Commitment Percentage thereof.

         (b) Notice of Proposed Issuance. With respect to each Letter of Credit, the Borrower shall give the Issuer and the Agent at least five Domestic Business Days' prior notice (i) specifying the date such Letter of Credit is to be issued and (ii) describing the proposed terms of such Letter of Credit and the nature of the transactions to be supported thereby. Promptly after it receives such notice, the Agent shall notify each Lender of the contents thereof.

         (c) Conditions to Issuance. The Issuer shall not issue any Letter of Credit unless:

              (i) such Letter of Credit shall be reasonably satisfactory in form and substance to the Issuer,

              (ii) the Borrower shall have executed and delivered such other customary documentation relating to such Letter of Credit as the Issuer shall have reasonably requested,

              (iii) the Issuer shall have confirmed with the Agent on the date of such issuance that the limitations specified in paragraph (a) above will not be exceeded immediately after such Letter of Credit is issued, and

              (iv) the Issuer shall not have been notified in writing by the Borrower or the Agent expressly to the effect that any condition specified in clause 3.02(c), 3.02(d), 3,02(e), 3.02(f) or 3.02(g) is not satisfied at the time such Letter of Credit is to be issued.

         (d) Notice of Actual Issuance. Promptly after it issues any Letter of Credit, the Issuer shall notify the Agent of the date, face amount, beneficiary or beneficiaries and expiry date of such Letter of Credit. Promptly after it receives such notice, the Agent shall notify each Lender of the contents thereof and the amount of such Lender's participation in such Letter of Credit. Promptly after it issues any Letter of Credit, the Issuer shall send a copy of such Letter of Credit to the Agent.

         (e) Expiry Dates. No Letter of Credit shall have an expiry date later than the fifth Domestic Business Day before the Termination Date. Subject to the preceding sentence, each Letter of Credit issued hereunder shall expire on or before the first anniversary of the date of such issuance (or, in the case of any Letter of Credit whose expiry date is extended hereunder, the date of such extension); provided that, subject to paragraph (f) below, the expiry date of any Letter of Credit may be extended from time to time at the Borrower's request.

         (f) Notice of Proposed Extensions of Expiry Dates. The Issuer shall give the Agent at least three Domestic Business Days' notice before the Issuer extends the expiry date of any Letter of Credit issued by it. Such notice shall identify such Letter of Credit, the date on which it is to be extended and the date to which it is to be extended. Promptly after it receives such notice, the Agent shall notify each Lender of the contents thereof. The Issuer shall not extend the expiry date of any Letter of Credit if:

              (i) such extension does not comply with paragraph (e) above, or

              (ii) the Issuer shall have been notified by the Borrower or the Agent expressly to the effect that any condition specified in clause 3.02(c), 3.02(d), 3.02(e), 3.02(f) or 3.02(g) is not satisfied at the time of such proposed extension.

If any Letter of Credit is not extended after notice of a proposed extension thereof has been given to the Lenders, the Issuer shall promptly notify the Agent of such failure to extend. Promptly after it receives such notice, the Agent shall notify each Lender thereof.

         (g) Drawings. If the Issuer receives a demand for payment under any Letter of Credit issued by it and determines in accordance with its standard practices that such demand should be honored, the Issuer shall (i) promptly notify the Borrower and the Agent as to the amount to be paid by the Issuer as a result of such demand and the date of such payment (an "LC Payment Date") and
(ii) make such payment in accordance with the terms of such Letter of Credit.

         (h) Reimbursement by the Borrower.

              (i) If any amount is drawn under any Letter of Credit, the Borrower irrevocably and unconditionally agrees to reimburse the Issuer for such amount, together with any and all reasonable and customary charges and expenses that the Issuer may pay or incur relative to such drawing. Such reimbursement shall be due and payable on the relevant LC Payment Date or the date on which the Issuer notifies the Borrower of such drawing, whichever is later; provided that, if such notice is given after 12:00 Noon (New York, New York time) on the later of such dates, such reimbursement shall be due and payable on the next following Domestic Business Day (the date on which it is due and payable being an "LC Reimbursement Due Date").

              (ii) In addition, the Borrower agrees to pay, on the applicable LC Reimbursement Due Date, interest on each amount drawn under a Letter of Credit, for each day from and including the date such amount is drawn to but excluding such LC Reimbursement Due Date, at the rate applicable to Base Rate Loans for such day. The Borrower also agrees to pay, on demand, interest on any overdue amount (including any overdue interest) payable under this paragraph (h), for each day from and including the day such amount becomes due to but excluding the day such amount is paid in full, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day.

              (iii) Each payment by the Borrower pursuant to this paragraph (h) shall be made to the Issuer in federal or other funds immediately available to it at its address specified in or pursuant to Section 10.01.

         (i) Payments by Lenders.

              (i) If the Borrower fails to pay any LC Reimbursement Obligation in full when due, the Issuer may notify the Agent of the unreimbursed amount and request that the Lenders reimburse the Issuer for their respective Commitment Percentages thereof. Promptly after it receives any such notice, the Agent shall notify each Lender of the unreimbursed amount and such Lender's Commitment Percentage thereof. Upon receiving such notice from the Agent, each Lender shall make available to the Issuer, at its address specified in or pursuant to Section 10.01, an amount equal to such Lender's Commitment Percentage of such unreimbursed amount, in federal or other funds immediately available to the Issuer, by 3:00 P.M. (New York, New York time) (A) on the day such Lender receives such notice if it is received at or before 12:00 Noon (New York, New York time) on such day or (B) on the next Domestic Business Day if such notice is received after 12:00 Noon (New York, New York time) on the date of receipt, in each case together with interest on such amount for each day from and including the relevant LC Payment Date to but excluding the day such payment is due from such Lender at the Federal Funds Rate for such day. Upon payment in full thereof, such Lender shall be subrogated to the rights of the Issuer against the Borrower to the extent of such Lender's Commitment Percentage of the related LC Reimbursement Obligation (including interest accrued thereon).

              (ii) If any Lender fails to pay when due any amount to be paid by it pursuant to clause (i) of this paragraph (i), interest shall accrue on such Lender's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Lender makes such payment, at a rate per annum equal to (x) for each day from the day such payment is due to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day and (y) for each day thereafter the sum of 2% plus the rate applicable to Base Rate Loans for such day.

              (iii) If the Borrower shall reimburse the Issuer for any drawing with respect to which any Lender shall have made funds available to the Issuer in accordance with clause (i) of this paragraph (i), the Issuer shall promptly upon receipt of such reimbursement distribute to such Lender its Commitment Percentage thereof, including interest, to the extent received by the Issuer.

         (j) Exculpatory Provisions. The obligations of the Borrower and the Lenders under this Section 2.14 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any Lender may have or have had against the Issuer, any Lender, any beneficiary of any Letter of Credit or any other Person. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of such Letter of Credit by such beneficiary. None of the Issuer, the Lenders and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Lender to make payments to the Issuer and of the Borrower to reimburse the Issuer for drawings pursuant to this Section 2.14 shall not be excused or affected by, among other things, (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by the Issuer against presentation of documents to it that do not comply with the terms of the relevant Letter of Credit; or (iv) any dispute between or among the Borrower, any beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of the Borrower or any other Person against any beneficiary of any Letter of Credit. The Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by the Issuer in connection with any Letter of Credit and the related drafts and documents shall be binding upon the Borrower and shall not place the Issuer or any Lender under any liability to the Borrower. Notwithstanding the foregoing, the provisions of this paragraph (j) shall not relieve the Issuer from responsibility for its own gross negligence or willful misconduct.

         (k) Indemnification by Borrower. The Borrower agrees to indemnify and hold harmless each Lender, the Issuer and the Agent (collectively, the "LC Indemnitees") from and against any and all claims and damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) that such LC Indemnitee may reasonably incur (or that may be claimed against such LC Indemnitee by any Person whatsoever) by reason of or in connection with any execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuer for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) its own willful misconduct or gross negligence or (ii) its failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this paragraph (k) is intended to limit the obligations of the Borrower under any other provision of this Section 2.14.

         (l) Indemnification by Lenders. The Lenders shall, ratably in proportion to their Commitment Percentages, indemnify the Issuer (to the extent not reimbursed by the Borrower) against any claims, damages, losses, liabilities, reasonable costs and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) that any such indemnitee may suffer or incur in connection with this Section 2.14 or any action taken or omitted by such indemnitee under this Section 2.14; provided that the Lenders shall not be required to indemnify the Issuer for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) its own gross negligence or willful misconduct,
(ii) its failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, (iii) its failure to comply with paragraph (e) above,
(iv) its liabilities under any Letter of Credit issued by it in contravention of clause 2.14(c)(iii) (to the extent that the limitations referred to therein were in fact exceeded) or clause 2.14(c)(iv) or (v) its liabilities under any Letter of Credit extended (or allowed to be automatically extended) by it in contravention of clause 2.14(f)(ii).

         (m) Liability for Damages. Nothing in this Agreement shall preclude the Borrower or any Lender from asserting against the Issuer any claim for damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Issuer, but in no event shall the Issuer be liable for punitive, exemplary or consequential damages or (ii) the Issuer's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions thereof.

         (n) Dual Capacities. In its capacity as a Lender, the Issuer shall have the same rights and obligations under this Section 2.14 as any other Lender.

         (o) Information to be Provided to Agent. The Issuer shall furnish to the Agent upon request such information as the Agent shall reasonably request in order to calculate (i) the Aggregate LC Exposure existing from time to time and
(ii) the amount of any fee payable for the account of the Lenders under Section 2.06.

         (p) Uniform Customs. Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                                    ARTICLE 3
                                   Conditions

         Section 3.01. Closing. The Closing Date shall occur on the first date on which all the following conditions have been satisfied (or waived in accordance with Section 10.05) to the satisfaction of the Agent:

         (a) the Agent shall have received a duly executed copy of this Agreement and a duly executed Note for the account of each Lender dated the Closing Date and complying with the provisions of Section 2.13;

         (b) the Agent shall have received (i) an opinion of Battle Fowler LLP, counsel for the Obligors, substantially in the form of Exhibit E hereto, (ii) an opinion of William H. Hardie, III, General Counsel of the Borrower, substantially in the form of Exhibit F hereto, (iii) opinions of Gallagher & Kennedy, special Arizona counsel for the Obligors, and Stoel Rives LLP, special Washington counsel for the Obligors, substantially in the forms of Exhibits G and H hereto and (iv) an opinion of Jones, Day, Reavis & Pogue, counsel for the Agent, substantially in the form of Exhibit I hereto, each dated the Closing Date;

         (c) the Agent shall have received duly executed counterparts of each of the Collateral Documents, together with evidence satisfactory to the Agent of the effectiveness and perfection of the Liens contemplated thereby, including the filing of UCC-1 's and the delivery of any promissory notes and stock certificates comprising the Collateral;

         (d) the Agent shall have received a duly executed Landlord Waiver and Consent with respect to the Borrower's warehouse facility located in Fife, Washington;

         (e) the Agent shall have received a true, complete and correct copy of each Senior Note Document as in effect on the Closing Date, certified as such by a senior officer of the Borrower;

         (f) the fact that, and receipt by the Agent of a certificate of the chief executive officer or chief financial officer of the Borrower to the effect that, on the Closing Date, after giving effect to the consummation of transactions contemplated by the Loan Documents to be consummated on the Closing Date (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Obligors contained in the Loan Documents are true and correct on and as of the Closing Date;

         (g) there shall not have occurred a material adverse change in the business, assets, liabilities, operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries, taken as a whole, since December 31, 1998;

         (h) the Agent shall have received evidence satisfactory to it of the insurance coverage required by Section 5.03(b) and the Collateral Documents;

         (i) there shall be no litigation or administrative proceedings or other legal or regulatory developments, actual or threatened in writing, that, in the judgment of the Agent (i) could reasonably be expected to have a Material Adverse Effect, or (ii) would be materially inconsistent with the assumptions underlying the forecasts provided to the Agent prior to the date hereof;

         (j) (i) all outstanding Debt and other obligations owed by the Borrower or any of its Subsidiaries under the UBS Loan Facilities shall have been repaid,
(ii) all commitments in respect thereof shall have been terminated or arrangements satisfactory to the Agent for the termination thereof shall have been made and (iii) all Liens securing such obligations and all Guarantees thereof shall have been released or arrangements satisfactory to the Agent for such release shall have been made;

         (k) all governmental, shareholder and third party consents and approvals necessary or, to the extent requested by the Agent in writing, reasonably desirable, in connection with the Loan Documents shall have been obtained;

         (l) receipt by the Agent and the Lenders of all reasonable costs (including without limitation, the fees set forth in that separate fee letter dated the date hereof between the Borrower and the Agent), fees, expenses and other amounts (including, without limitation, reasonable legal fees and expenses and other compensation) payable to any of the foregoing on or prior to the Closing Date in connection with the Loan Documents;

         (m) (i) the Agent shall have received projected consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of December 31, 1999, December 31, 2000 and December 31, 2001, projected annual consolidated statements of income and cash flow for the Borrower and its Consolidated Subsidiaries for the Fiscal Years ended 2000 and 2001 and projected consolidated statements of income and cash flow for the Borrower and its Consolidated Subsidiaries for each month in Fiscal Year 1999, which projections shall (A) be prepared by the Borrower in good faith on the basis of information and assumptions that the Borrower believes to be reasonable as of the date of such projections, (B) be reasonably satisfactory to the Agent and (C) demonstrate that the financial covenants set forth in Sections 5.11 through 5.15 shall be satisfied;

              (ii) the Agent shall have received a detailed financial model for the Fiscal Years through 2001, which shall be in form and substance satisfactory to the Agent; and

              (iii) the Agent shall be satisfied in its reasonable judgment after the receipt of the information provided pursuant to clauses (i) and (ii) above that the amount of committed and existing financing available to the Borrower shall be sufficient to meet the ongoing financing needs of the Borrower;

         (n) there shall exist no event of default (or condition that would constitute an event of default with the giving of notice or the passage of time or both) under any agreements relating to the Borrower's Capital Stock or under any financing agreements, lease agreements or other contracts to which the Borrower or any Subsidiary is a party or by which any of their respective properties are bound or affected that could reasonably be expected to have a Material Adverse Effect;

         (o) the Agent shall have received all documents that the Agent may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

Promptly upon the occurrence of the Closing Date, the Agent shall notify the Borrower and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

         Section 3.02. Borrowings and Issuances of Letters of Credit. The obligation of any Lender to make a Loan on the occasion of any Borrowing, and the obligation of the Issuer to issue (or extend the expiry date of) any Letter of Credit, is subject to the satisfaction of the following conditions:

         (a) the fact that the Closing Date shall have occurred on or before April 1, 1999;

         (b) receipt by the Agent of a Notice of Borrowing as required by
Section 2.02, or receipt by the Issuer of a notice of proposed issuance or extension as required by Section 2.14(b) or 2.14(f), as the case may be;

         (c) in the case of any Borrowing during the Primary Syndication Period, the fact that the Borrower shall have cooperated with syndication efforts, including, without limitation, by promptly providing the Agent, its affiliates and the Lenders with all information deemed necessary to complete successfully such syndication;

         (d) the fact that, immediately before and after such Borrowing or issuance or extension of a Letter of Credit, no Default shall have occurred and be continuing;

         (e) the fact that the representations and warranties of the Obligors contained in the Loan Documents shall be true on and as of the date of such Borrowing or issuance or extension of a Letter of Credit;

         (f) receipt by the Agent of an executed Blocked Account Agreement from each Blocked Account Bank, which Blocked Account Agreement shall be in form and substance satisfactory to the Agent; provided, however, that until the earlier of (i) the initial request by the Borrower for a Loan and (ii) the date specified in Section 5.30(a), so long as any Letters of Credit outstanding or to be issued are or will be fully secured by cash collateral on deposit in the General Collateral Account, executed Blocked Account Agreements need not be received by the Agent prior to the issuance or extension of a Letter of Credit.

         (g) receipt by the Agent on or prior to the date most recently occurring prior to such Borrowing or issuance or extension of a Letter of Credit on which a Borrowing Base Certificate is required to be delivered pursuant to
Section 5.01(g)(i) or a Borrowing Base Management Report is required to be delivered pursuant to Section 5.01(g)(ii) of (i) a Borrowing Base Certificate as of the last day of the calendar month most recently ended prior to such date and
(ii) a Borrowing Base Management Report as of Wednesday of the calendar week most recently ended prior to such date; provided, however, that so long as there are no Loans outstanding and any Letters of Credit outstanding or to be issued are or will be fully secured by cash collateral on deposit in the General Collateral Account, the Borrower will not be obligated to deliver a Borrowing Base Management Report prior to the issuance or extension of a Letter of Credit.

Each Borrowing and each issuance or extension of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower and, with respect to itself only, each Guarantor on the date of such Borrowing or issuance or extension of a Letter of Credit as to the facts specified in the foregoing clauses 3.02(d) and 3.02(e).


                                    ARTICLE 4
                         Representations and Warranties

         The Borrower represents and warrants, and each Guarantor represents and warrants, with respect to itself only, that:

         Section 4.01. Corporate Existence and Power. The Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all corporate powers and
(iii) has all material governmental licenses, consents, authorizations and approvals required to carry on its business as now conducted.

         Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Obligor of each Loan Document to which it is a party are within such Obligor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than as have been obtained) and do not contravene, or constitute a default under, any material provision of applicable law or regulation or any provision of such Obligor's certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

         Section 4.03. Binding Effect, Liens. (a) (i) Each Loan Document (other than the Notes) to which any Obligor is a party constitutes a valid and binding agreement of such Obligor and (ii) each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in the case of both clause (i) and clause (ii) enforceable in accordance with its terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to equitable principles of general applicability.

         (b) The Collateral Documents create valid security interests in the Collateral purported to be covered thereby, which security interests are and will remain perfected security interests, prior to all other Liens (other than Liens permitted hereunder that do not secure Debt and that rank senior to such security interests by operation of law).

         Section 4.04. Financial Information. (a) The consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 and December 31, 1998 and the related consolidated and consolidating statements of income, cash flows and changes in stockholders' equity for the Fiscal Years then ended, which consolidated statements have been reported on by Ernst & Young LLP and, with respect to the Fiscal Year 1997 statements, set forth in the Borrower's Form 10-K for 1997 and, with respect to the Fiscal Year 1998 statements, set forth in the Borrower's Form 8-K filed with the SEC on March 10, 1999, fairly present, in conformity with GAAP, the consolidated and consolidating financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated and consolidating results of operations and cash flows for such Fiscal Years.

         (b) Since December 31, 1998 there has been no material adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         Section 4.05. Litigation. There is no action, suit or proceeding pending against, or to the Borrower's knowledge, threatened against or affecting, the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision that (a) could have a Material Adverse Effect or (b) in any manner draws into question the validity or enforceability of the Loan Documents.

         Section 4.06. Compliance with ERISA and Foreign Pension Laws. (a) The Savings Plan and each Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the Internal Revenue Service to be so qualified, and each trust related to any such Plan and the Savings Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect. Each member of the ERISA Group is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan and the Savings Plan.

         (b) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan, the Savings Plan or Multiemployer Plan, or made any amendment to any Plan, that has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred liabilities in an aggregate amount in excess of $1,000,000 under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Other than the Fleer/Skybox International Retirement Plan, there is no other Plan that if terminated would result in liabilities in excess of $1,000,000 under Title IV of ERISA.

         (c) No member of the ERISA Group maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides medical benefits to employees after termination of employment, other than as required by Section 601 of ERISA, where the unfunded accumulated post-retirement benefit obligation as of the end of the last Fiscal Year that occurred prior to the Closing Date exceeded $1,000,000.

         (d) No member of the ERISA Group nor any fiduciary of any Plan or the Savings Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code that could give rise to a material liability or (ii) has taken or failed to take any action that would cause the Borrower to have to notify the Lender pursuant to Section 5.01(m) below.

         (e) No member of the ERISA Group has incurred any material liability to or on account of any Plan or the Savings Plan pursuant to Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA, and no such member expects to incur any such material liability under the foregoing sections with respect to any Plan or the Savings Plan.

         (f) Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such Plan by more than $1,000,000. There are no actions, suits or claims (other than routine claims for benefits) pending or, to their respective knowledge, threatened against any member of the ERISA Group with respect to any Foreign Employee Benefit Plan.

         (g) To the best of their respective knowledge, no member of the ERISA Group is non-compliant with respect to COBRA, HIPAA and Medicare secondary where the liability with respect to such non-compliance would exceed $1,000,000.

         (h) There are no material unfunded liabilities related to an individual's termination of employment by a member of the ERISA Group other than those disclosed in the Senior Note Offering Memorandum and the financial statements included therein.

         Section 4.07. Environmental Matters. (a) Except to the extent that the liabilities of the Borrower and its Subsidiaries, taken as a whole, relating to or resulting from the matters referred to in clauses (i) through (vi) below, inclusive, would not reasonably be expected to exceed $250,000 for any one occurrence or $1,000,000 in the aggregate:

              (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Borrower's knowledge, threatened by any governmental or other entity, relating to the Borrower or any Subsidiary and relating to or arising out of any Environmental Law;

              (ii) there are no liabilities of the Borrower or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law, and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability;

              (iii) no polychlorinated biphenyls, radioactive material, lead, lead paint, asbestos-containing material, incinerator, sump, surface impoundment, lagoon, landfill, septic, wastewater treatment or other disposal system or underground storage tank (active or inactive) is or has been present at any property now or previously owned, operated or leased by the Borrower or any Subsidiary;

              (iv) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or previously owned, operated or leased by the Borrower or any Subsidiary;

              (v) no property now or previously owned, leased or operated by the Borrower or any Subsidiary nor any property to which the Borrower or any Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to the Borrower's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up; and

              (vi) the Borrower and its Subsidiaries are in compliance with all Environmental Laws and have obtained and are in compliance with all permits, licenses, authorizations, certificates and approvals of governmental authorities relating to or required by Environmental Laws and necessary or proper for the business of the Borrower or any Subsidiary as currently conducted.

         (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Borrower has knowledge in relation to the current or prior business of the Borrower or any Subsidiary or any property or facility now or previously owned, leased or operated by the Borrower or any Subsidiary that has not been delivered to the Lenders at least five days prior to the date hereof.

         (c) For purposes of this Section 4.07, the terms "Borrower" and "Subsidiary" shall include any business or business entity (including a corporation) that is, in whole or in part, a predecessor of the Borrower or any Subsidiary.

         Section 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States federal income tax returns and all other material tax returns that are required to be filed (other than any returns for which an unexpired extension has been granted) by them and have paid all taxes due pursuant to such returns (or extensions) or pursuant to any assessment received by the Borrower or any Subsidiary, except to the extent that any such assessment is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the Borrower's opinion, adequate.

         Section 4.09. Subsidiaries. (a) Schedule 4.09 sets forth a list of all the Subsidiaries of the Borrower on the Closing Date. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and has all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         (b) Neither the Borrower nor any of its Subsidiaries has any U.S. Subsidiaries with assets having a fair market value of $1,000 or more that are not Guarantors.

         Section 4.10. No Regulatory Restrictions on Borrowing. Neither the Borrower nor any Subsidiary is (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) otherwise subject to any regulatory scheme that restricts its ability to incur debt.

         Section 4.11. Full Disclosure. All information heretofore furnished by any Obligor to the Agent or any Lender for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by any Obligor to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed or made available to the Lenders in writing any and all facts that have materially and adversely affected, or could reasonably be expected to materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the Obligors' ability to perform their Obligations under the Loan Documents.

         Section 4.12. Representations in Collateral Documents True and Correct. Each of the representations and warranties of any Obligor contained in any Collateral Document is true and correct.

         Section 4.13. Pro Forma and Projected Financial Information. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1998 and the related unaudited pro forma consolidated statement of operations for the Fiscal Year then ended, in each case contained in the Senior Note Offering Memorandum, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 4.04(a), the pro forma consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their pro forma consolidated results of operations for the Fiscal Year then ended (subject to normal year-end adjustments), adjusted to give effect to (i) the issuance and sale of the Senior Notes and the repayment of all Debt under the UBS Loan Facilities, (ii) the Fleer Sale and
(iii) the Panini Disposition, as if (x) each of such transactions (as well as the other transactions relating to the Plan of Reorganization) had occurred on January 1, 1998 for purposes of such statement of operations or (y) each of such transactions had occurred on December 31, 1998 for purposes of such balance sheet.

         (b) As of December 31, 1998 and the Closing Date, after giving effect to (i) this issuance of the Senior Notes and the transactions contemplated by this Agreement to occur on the Closing Date, (ii) the application of the proceeds from the issuance of the Senior Notes to repay all Debt under the UBS Loan Facilities and (iii) the payment of all legal, accounting and other fees related to the foregoing, the Borrower and its Subsidiaries had and will have no material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, that are not properly reflected on the pro forma balance sheet referred to in paragraph (a) above.

         (c) The projections delivered to the Lenders pursuant to Section 3.01(m)(i) hereof (the "Projections") were based on assumptions believed by the Borrower in good faith to be reasonable when made and as of their date represented the Borrower's good faith estimate of future performance of the Borrower and its Subsidiaries.

         Section 4.14. Labor Matters. There are no strikes or other labor disputes pending, or to the best knowledge of the Borrower threatened, against the Borrower or any of its Subsidiaries. Hours worked and payments made to the employees of the Borrower and its Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Borrower or any of its Subsidiaries, or for which any claim may be made against any of them, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on their books.

         Section 4.15. Intellectual Property. The Borrower and each of its Subsidiaries owns or possesses or holds under valid licenses all patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property rights that are necessary for the operation of their respective properties and businesses, and neither the Borrower nor any of its Subsidiaries is in material violation of any material provision thereof. The Borrower and its Subsidiaries conduct their business without material infringement or claim of material infringement of any material license, patent, trademark, trade name, service mark, copyright, trade secret or any other intellectual property right of others and there is no material infringement or claim of material infringement by others of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of the Borrower and its Subsidiaries.

         Section 4.16. Solvency. As of the Closing Date after giving effect to the transactions contemplated hereby to occur on or prior to the Closing Date and at all times thereafter: (a) the aggregate fair market value of the assets of each Obligor will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (b) each Obligor will have sufficient cash flow to enable it to pay its debts as they mature and (c) no Obligor will have unreasonably small capital for the business in which it is engaged.

         Section 4.17. Ownership of Properties. On and as of the Closing Date, the Borrower and its Subsidiaries are the lawful owners of, have good and marketable title to and are in lawful possession of, or have valid leasehold interests in, or, to the extent such properties constitute intellectual property, have the rights therein described in Section 4.15 hereof, in all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned or leased (as the case may be) by them on the pro forma balance sheet referred to in Section 4.13(a). None of the properties and assets of the Borrower and its Subsidiaries is subject to any Lien (other than the Liens created under the Collateral Documents and other Liens permitted under
Section 5.09).

         Section 4.18. No Burdensome Restrictions. No contract, lease, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of their property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation could reasonably be expected to have Material Adverse Effect.

         Section 4.19. No Default. No Default has occurred and is continuing.

         Section 4.20. Compliance with Laws. The Borrower and its Subsidiaries are in compliance, in all material respects, with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

         Section 4.21. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of the computer systems of the Borrower and its Subsidiaries and material equipment containing embedded microchips (including systems and material equipment supplied by others) and the testing of all such systems and equipment, as so reprogrammed, will be completed by December 31, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement, to be sufficient to permit the Borrower and its Subsidiaries to conduct their businesses without Material Adverse Effect.

         Section 4.22. Limited Liability for Obligations of Panini Entities. Except as expressly set forth in the Panini Guaranty and the Panini Indemnification Agreement and except for transactions in the ordinary course of business after the Closing Date on an arms-length basis on terms as favorable to the Borrower or its Subsidiary as terms that could have been obtained from a third party who was not an Affiliate of the Borrower, neither the Borrower nor any Subsidiary has any liability in respect of any debt instrument, contract, agreement or other obligation of any of the Panini Entities.

         Section 4.23. Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         Section 4.24. Deposit Accounts. Schedule 4.24 sets forth a list of all deposit accounts maintained by the Borrower or any of its Subsidiaries at any bank on the Closing Date.


                                    ARTICLE 5

                                    Covenants

         The Borrower agrees that, so long as any Lender has any Credit Exposure hereunder or any interest or fees accrued hereunder remain unpaid:

         Section 5.01. Information. The Borrower will deliver to each of the
Lenders:

         (a) as soon as available and in any event within 90 days after the end of each Fiscal Year (or if such 90th day is not a Domestic Business Day, the next succeeding Domestic Business Day), consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of income, cash flows and changes in stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, such consolidated financial statements to be reported on in a manner acceptable to the SEC by Ernst & Young LLP or other independent public accountants of nationally recognized standing, and such consolidating financial statements to be certified as to fairness of presentation and consistency with GAAP by the Borrower's chief financial officer or chief accounting officer;

         (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or if such 45th day is not a Domestic Business Day, the next succeeding Domestic Business Day), consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated and consolidating statements of income for such Fiscal Quarter and the related consolidated and consolidating statements of income, cash flows and changes in stockholders' equity for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of each such statement of income, cash flows and changes in stockholders' equity in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by the Borrower's chief financial officer or chief accounting officer;

         (c) as soon as available and in any event within 30 days after the end of each January, February, April, May, July, August, October and November of each Fiscal Year (or if such 30th day is not a Domestic Business Day, the next succeeding Domestic Business Day), consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such month, the related consolidated and consolidating statements of income for such month and the related consolidated and consolidating statements of income, cash flows and changes in stockholders' equity for the portion of the Fiscal Year ended at the end of such month, setting forth in the case of each such statement of income, cash flows and changes in stockholders' equity in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified as to fairness of presentation and consistency with GAAP (subject to normal year-end adjustments and the absence of footnotes) by the Borrower's chief financial officer or chief accounting officer;

         (d) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the Borrower's chief financial officer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.09 to 5.19, inclusive, and
5.24 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

         (e) simultaneously with the delivery of each set of financial statements referred to in clause 5.01(a) above, a statement of the firm of independent public accountants that reported on such statements (i) stating whether anything has come to such firm's attention to cause it to believe that any Event of Default existed on the date of such statements and (ii) containing the calculations set forth in the officer's certificate delivered simultaneously with such financial statements pursuant to paragraph (d) above;

         (f) prior to the end of each Fiscal Year, copies of monthly operating budgets for the next Fiscal Year and annual operating budgets for all succeeding Fiscal Years through the Fiscal Year ending December 31, 2002;

         (g) (i) on or prior to the twentieth (20th) day of each calendar month (or, if such twentieth (20th) day is not a Domestic Business Day, the next succeeding Domestic Business Day), a Borrowing Base Certificate setting forth a calculation of the Borrowing Base as of the last day of the immediately preceding calendar month, together with supporting information consistent with the Borrower's past practice, and (ii) on or prior to Wednesday of each calendar week (or if such Wednesday is not a Domestic Business Day, the next succeeding Domestic Business Day), a Borrowing Base Management Report setting forth a calculation of the Borrowing Base as of Wednesday of the immediately preceding calendar week, provided that, in the case of this clause (ii), so long as there are no Loans outstanding and any Letters of Credit outstanding or to be issued are or will be fully secured by cash collateral on deposit in the General Collateral Account, the Borrower will not be obligated to deliver a Borrowing Base Management Report;

         (h) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

         (i) as soon as reasonably practicable after any officer of the Borrower obtains knowledge thereof, notice of any event or condition that has had or threatens to have a Material Adverse Effect and the nature of such Material Adverse Effect;

         (j) as soon as reasonably practicable after any officer of the Borrower obtains knowledge of the commencement of, or of a threat of the commencement of, an action, suit or proceeding against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision that could have a Material Adverse Effect or that questions the validity of the Loan Documents, a certificate of a senior financial officer of the Borrower setting forth the nature of such pending or threatened action, suit or proceeding and such additional information with respect thereto as may be reasonably requested by any Lender;

         (k) promptly after the mailing thereof to the Borrower's shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

         (l) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) filed by the Borrower with the SEC;

         (m) promptly after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan that could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or a Multiemployer Plan or makes any amendment to any Plan that has resulted or could reasonably be expected to result in the imposition of a Lien under Section 401(a)(29) of the Internal Revenue Code or the posting of a bond or other security, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth details as to such occurrence and the action, if any, that the Borrower or applicable member of the ERISA Group is required or proposes to take; and

         (n) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries or any Guarantor as the Agent, at the request of any Lender, may reasonably request.

         Section 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like that if unpaid might by law give rise to a Lien), except where the same are contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual thereof.

         Section 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower will, and will cause each Subsidiary to, maintain (either in the Borrower's name or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective real and personal property, including without limitation Inventory and equipment, in at least such amounts, with no greater risk retention and against at least such risks as are usually maintained, retained or insured against in the same general area by companies of established repute engaged in the same or a similar business. The Borrower will furnish to the Lenders, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

         (c) On or prior to the Closing Date, the Borrower shall cause the Collateral Agent to be named as an additional insured or loss payee, as appropriate, on each insurance policy required to be maintained pursuant to this
Section 5.03. The Borrower will deliver to the Lenders (i) on the Closing Date, a certificate from the Borrower's insurance broker dated such date showing the amount of coverage as of such date, and certifying that, in the opinion of such broker, such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after notice is sent to each additional insured and loss payee, (ii) upon the request of any Lender through the Agent from time to time, full information as to the insurance carried, (iii) within five days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

         (d) Any proceeds in excess of $1,000,000 from any Property Insurance Policy that are payable to the insured in respect of any claim, or any condemnation award or other compensation in respect of a condemnation (or any transfer or disposition of property in lieu of condemnation) for which the Borrower or any of its Subsidiaries receives a condemnation award or other compensation in excess of $1,000,000, shall be paid to the Agent to be held, applied or released for application in accordance with Section 5 of the Security Agreement and each Property Insurance Policy shall provide that all insurance proceeds in excess of $1,000,000 per claim that are payable to the insured shall be adjusted with and payable to the Agent. The Borrower hereby appoints the Agent as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments under Property Insurance Policies.

         Section 5.04. Conduct of Business and Maintenance of Existence. The Borrower and its Subsidiaries will continue to engage in business of the same general type (excluding the production of motion pictures), as now conducted by the Borrower and its Subsidiaries, or business complementary, ancillary or reasonably related to such business, and will preserve, renew and keep in full force and effect their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) any merger or consolidation expressly permitted by Section 5.07 or (ii) the termination of the corporate existence of a Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Lenders.

         Section 5.05. Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         Section 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be requested.

         Section 5.07. Mergers and Sales of Assets. The Borrower will not, and will not permit any Subsidiary to, consolidate or merge with or into any other Person, provided that nothing in this Section 5.07 shall prohibit (i) the Borrower from merging with any Subsidiary if the Borrower is the entity surviving such merger, (ii) any Subsidiary from merging with any Guarantor if the corporation surviving the merger is a Guarantor or (iii) any Subsidiary that is not a Guarantor from merging with any Subsidiary that is not a Guarantor if the entity surviving such merger is a wholly-owned Subsidiary; provided, in each case, immediately after giving effect to such merger, no Event of Default shall have occurred and be continuing. The Borrower will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (i) with respect to any Asset Sale the consideration for which exceeds $250,000, (x) the consideration therefor is not less than the fair market value of the related asset (as determined in good faith by the chief financial officer of the Borrower) and (y) not less than 75% of the consideration therefor consists of cash and (ii) after giving effect thereto, the aggregate fair market value of the assets disposed of in all Asset Sales effected after the Closing Date would not exceed $10,000,000; provided that (i) the conditions specified in clauses (i) and (ii) above will not apply to any Asset Sale involving the sale of any Panini Entity or the assets thereof and (ii) the condition specified in clause (ii) above will not apply to the sale by the Borrower or any Subsidiary of accounts receivable in the ordinary course of business in an amount not to exceed $2,000,000 in the aggregate for the Borrower and its Subsidiaries in any Fiscal Year.

         Section 5.08. Use of Proceeds. The proceeds of the Loans will be used by the Borrower for working capital and general corporate purposes. The Letters of Credit will be used by the Borrower for general corporate purposes. Neither any proceeds of the Loans nor any Letter of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

         Section 5.09. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens created by the Panini Pledge Agreement;

         (b) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by the Borrower or any of its Subsidiaries in the ordinary course of business that secure obligations to such Persons; provided, however, that (i) (A) neither the Borrower nor any Subsidiary is in default with respect to such payment obligations to such Person or (B) the Borrower or a Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof and (ii) all such Liens in the aggregate will not have a Material Adverse Effect.

         (c) Liens created by the Collateral Documents;

         (d) Liens existing on the Closing Date and listed on Schedule 5.09;

         (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 5.09, provided that such Debt is not increased and is not secured by any additional assets;

         (f) any Lien granted by any Subsidiary of the Borrower in favor of the Borrower or in favor of another Subsidiary, except any Lien granted by a Guarantor to a Subsidiary that is not a Guarantor;

         (g) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; and

         (h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be.

         Section 5.10. Limitation on Debt. (a) The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except:

              (i) Debt under the Loan Documents;

              (ii) the Senior Notes and any Exchange Notes issued in exchange therefor, provided that the aggregate principal amount of the Senior Notes and Exchange Notes shall not exceed $250,000,000;

              (iii) Debt outstanding on the Closing Date and identified on
         Schedule 5.10 and refinancings thereof, provided that the principal amount thereof is not increased;

              (iv) the Excess Administration Claims Loan, provided that the principal amount thereof shall not exceed $5,000,000;

              (v) the Panini Guaranty and any debt securities issued in satisfaction thereof;

              (vi) Debt of any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower, except any Debt of a Subsidiary that is not a Guarantor to the Borrower or a Guarantor, other than as permitted by Section 5.18(a)(ix); and

              (vii) unsecured Debt of the Borrower and its Subsidiaries not otherwise permitted by this Section 5.10 in an aggregate principal amount at any time outstanding not to exceed $10,000,000.

         (b) The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Guarantee other than Guarantees under the Loan Documents, the Senior Note Guarantees and the Panini Guaranty.

         Section 5.11. Minimum EBITDA. Consolidated EBITDA (a) for the period from January 1, 1999 through June 30, 1999 shall not be less than $20,000,000,
(b) for the period from January 1, 1999 through September 30, 1999 shall not be less than $27,500,000, and (c) for the period from January 1, 1999 through December 31, 1999 shall not be less than $35,000,000.

         Section 5.12. Minimum Consolidated Net Worth. Consolidated Net Worth will not at any time prior to January 1, 2000 be less than $300,000,000.

         Section 5.13. Leverage Ratio. The Leverage Ratio will not, at any date set forth below, exceed the ratio set forth below opposite such date:


           Date            Ratio
          ------          -------

December 31, 1999        7.00:1.00
March 31, 2000           7.00:1.00
June 30, 2000            6.50:1.00
September 30, 2000       6.00:1.00
December 31, 2000        5.00:1.00
March 31, 2001           5.00:1.00
June 30, 2001            5.00:1.00
September 30, 2001       5.00:1.00
December 31, 2001        5.00:1.00
March 31, 2002           4.50:1.00

         Section 5.14. Interest Coverage Ratio. The Interest Coverage Ratio will not, at any date set forth below, be less than the ratio set forth below opposite such date:


           Date            Ratio
         -------          -------

December 31, 1999        1.40:1.00
March 31, 2000           1.50:1.00
June 30, 2000            1.50:1.00
September 30, 2000       1.50:1.00
December 31, 2000        1.50:1.00
March 31, 2001           1.50:1.00
June 30, 2001            1.75:1.00
September 30, 2001       2.00:1.00
December 31, 2001        2.00:1.00
March 31, 2002           2.00:1.00

         Section 5.15. Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio will not, at any date set forth below, be less than the ratio set forth opposite such date:


           Date           Ratio
          ------         -------

December 31, 1999       0.50:1.00
March 31, 2000          0.50:1.00
June 30, 2000           0.50:1.00
September 30, 2000      0.75:1.00
December 31, 2000       1.00:1.00
March 31, 2001          1.10:1.00
June 30, 2001           1.10:1.00
September 30, 2001      1.10:1.00
December 31, 2001       1.30:1.00
March 31, 2002          1.30:1.00

         Section 5.16. Limitations on Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, (except as permitted below), unless at the time of such Restricted Payment:

         (a) no Default shall have occurred and be continuing or shall occur as a consequence thereof;

         (b) there shall be not more than $20,000,000 in aggregate principal amount of Loans outstanding on any date during the period of 90 consecutive calendar days after the date such Restricted Payment is made;

         (c) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Closing Date and all Investments made pursuant to Section 5.18(a)(xii), does not exceed the sum of
(i) 50% of the Borrower's Consolidated Net Income (taken as one accounting period) from the beginning of the first Fiscal Quarter commencing after the Closing Date to the end of the Borrower's most recently ended Fiscal Quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit) plus (ii) the net cash proceeds from the issuance and sale (other than to a Subsidiary of the Borrower or a Panini Entity) on or after the Closing Date of the Borrower's Capital Stock that is not Disqualified Capital Stock, plus (iii) the cash proceeds received after the Closing Date from the exercise of warrants to purchase the Borrower's Capital Stock which were outstanding on the Closing Date.

         The foregoing provisions will not prohibit (1) the payment by the Borrower or any Subsidiary of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Section 5.16; (2) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Borrower in exchange for, or out of the proceeds of, the substantially concurrent sale of other Capital Stock of the Borrower (other than any Disqualified Capital Stock);
(3) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Borrower held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or service or pursuant to any agreement under which such shares of Capital Stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the Closing Date does not exceed an aggregate amount of (x) $1,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years) or (y) $2,500,000 in the aggregate after the Closing Date; or (4) the payment of cash in lieu of the issuance of fractional shares upon (x) the conversion or exchange of any preferred stock of the Borrower which was outstanding on the Closing Date or issued in payment of dividends on any such preferred stock, (y) the payment of dividends payable in shares of the Borrower's Capital Stock or (z) the exercise of any option, warrant or other right to acquire the Borrower's Capital Stock; provided that the aggregate amount of cash paid in lieu of the issuance of fractional shares pursuant to clauses (x), (y) and (z) above shall not exceed $2,000,000.

         Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payments referred to in clauses (2) and (4) thereof) shall be included once in calculating whether the conditions of clause (iii) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments. If an issuance of Capital Stock of the borrower is applied to make a Restricted Payment pursuant to clause (2) above, then, in calculating whether the conditions of clause (c) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments, the proceeds of such issuance shall be included under such clause (c) only to the extent such proceeds are not applied as so described in this sentence. For purposes of determining compliance with this Section 5.16, in the event that a transaction meets the criteria of more than one of the types of Restricted Payments described in the clauses of the immediately preceding paragraph or any clause of the definition of "Restricted Payment," the Borrower, in its sole discretion, shall classify such transaction and only be required to include the amount and type of such transaction in one of such clauses.

         Section 5.17. Limitation on Capital Expenditures. Consolidated Capital Expenditures shall not exceed $40,000,000 for each Fiscal Year from 1999 to 2002.

         Section 5.18. Investments and Acquisitions. (a) Neither the Borrower nor any Subsidiary will hold, make or acquire any Investment in any Person other than:

              (i) Investments existing on the Closing Date and set forth on
         Schedule 5.18 hereto;

              (ii) Investments in the Borrower or any Guarantor;

              (iii) Temporary Cash Investments;

              (iv) the Panini Guaranty;

              (v) Investments in any Person if, immediately after such Investment is made or acquired, the aggregate amount of Investments made pursuant to this clause (v) does not exceed $5,000,000 plus the net reduction of Investments made pursuant to this clause (v) resulting from distributions on or repayments of such Investments or from the net cash proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or other disposition that would be included in the calculation of Consolidated Net Income for purposes of clause (xii) below); provided that the net reduction in any Investment shall not exceed the amount of such Investment;

              (vi) Investments by Foreign Subsidiaries in Foreign Subsidiaries (other than any Panini Entity);

              (vii) trade accounts receivable arising in the ordinary course of business on customary terms;

              (viii) Investments in any Person received in return for the licensing or sublicensing of use of any intellectual property to such Person by the Borrower or a Subsidiary in the ordinary course of business on customary terms; provided that any such Investment in an Affiliate must be made on an arm's-length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party that was not an Affiliate;

              (ix) short-term loans or advances to Foreign Subsidiaries in the ordinary course of business on customary terms to pay invoices from suppliers in an aggregate amount not to exceed $5,000,000 outstanding at any time;

              (x) revolving credit advances by the Borrower to (x) the Avoidance Litigation Trust in an aggregate principal amount not to exceed $1,100,000 outstanding at any time and (y) the MAFCO Litigation Trust in an aggregate principal amount not to exceed $1,000,000 outstanding at any time;

              (xi) Investments consisting of Business Acquisitions permitted under paragraph (b) below; and

              (xii) other Investments in an aggregate amount which, when added to the aggregate amount of all Restricted Payments made after the Closing Date pursuant to Section 5.16(c), does not exceed the sum of
         (i) 50% of the Borrower's Consolidated Net Income (taken as one accounting period) from the beginning of the first Fiscal Quarter commencing after the Closing Date to the end of the Borrower's most recently ended Fiscal Quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit) plus (ii) the net cash proceeds from the issuance and sale (other than to a Subsidiary of the Borrower or a Panini Entity) on or after the Closing Date of the Borrower's Capital Stock that is not Disqualified Capital Stock, plus (iii) the cash proceeds received after the Closing Date from the exercise of warrants to purchase the Borrower's Capital Stock which were outstanding on the Closing Date.

         (b) Neither the Borrower nor any Subsidiary will consummate any Business Acquisition unless such Business Acquisition constitutes a Permitted Acquisition and the following conditions are satisfied:

              (i) the aggregate amount of consideration (including, without limitation, the principal amount of any Debt incurred or assumed and the fair market value of any non-cash consideration) paid or delivered in connection with all Permitted Acquisitions does not exceed $20,000,000;

              (ii) no Default exists on the date of any such Permitted Acquisition either before giving effect thereto (including, without limitation, after giving pro forma effect to the consummation thereof and the incurrence of any Debt in connection therewith as if such consummation and incurrence had occurred on the first day of the period of four Fiscal Quarters of the Borrower ending on or most recently prior to the date of such consummation and incurrence);

              (iii) the terms of any Debt (including, without limitation, any Liens securing the same) assumed by the Borrower or any Subsidiary in connection with any such Permitted Acquisition shall be permitted under the terms of this Agreement and the other Loan Documents;

              (iv) such Business Acquisition shall not have been preceded by an unsolicited tender offer for the Capital Stock of the acquiree by the Borrower or any of its Subsidiaries;

              (v) the chief financial officer of the Borrower shall deliver to the Lenders no later than three Domestic Business Days prior to the consummation of any such Permitted Acquisition a certificate as to the satisfaction of the conditions set forth in the preceding clauses (i),
         (ii) and (iii), setting forth in reasonable detail the calculations forming the basis of such certification and stating the aggregate amount of consideration (including without limitation, the principal amount of Debt incurred or assumed by the Borrower and its Subsidiaries in connection therewith and the fair market value of any non-cash consideration) paid or delivered in connection therewith; and

              (vi) if such Permitted Acquisition includes the acquisition of real property (whether in fee or by ground lease), the Borrower shall, if requested by the Required Lenders, obtain such environmental audits as may be requested by the Required Lenders and the results thereof shall be satisfactory in the reasonable determination of the Required Lenders.

         Section 5.19. Sale-Leaseback Transactions. Neither the Borrower nor any of its Subsidiaries will engage in any Sale-Leaseback Transaction unless the Borrower or such Subsidiary would be entitled, pursuant to the other provisions of this Article 5, to incur Debt with a principal amount equal to or exceeding the Value of such Sale-Leaseback Transaction secured by a Lien on the property to be leased (after giving similar effect to all other Sale-Leaseback Transactions in effect at such time). For purposes of this Section 5.19, "Value" means, with respect to a Sale-Leaseback Transaction, at any time, the amount equal to the greater of (a) the net proceeds of the sale or transfer of the property leased pursuant to such Sale-Leaseback Transaction and (b) the fair value in the opinion of the board of directors of the Borrower of such property at the time of entering into such Sale-Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

         Section 5.20. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, (a) pay any funds to or for the account of any Affiliate, (b) make any Investment in any Affiliate (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise), (c) lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to any Affiliate, or (d) participate in, or effect, any transaction with any Affiliate, except in each case on an arm's-length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party that was not an Affiliate; provided that the foregoing provisions of this Section 5.20 shall not prohibit (i) any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all its Capital Stock of the relevant class so long as such dividend is permitted to be paid under Section 5.16 and, after giving effect thereto, no Default shall have occurred and be continuing, (ii) transactions between the Borrower or any of its Subsidiaries and any qualified employee stock ownership plan established for the benefit of the Borrower's employees, or the establishment or maintenance of any such plan, (iii) reasonable director, officer and employee compensation and other benefits, and indemnification arrangements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and consistent with the past practices of the Borrower and its Subsidiaries, (iv) transactions pursuant to and in accordance with (1) the agreement dated as of January 1, 1998 between the Borrower and Tangible Media, Inc., (2) the Employment Agreement, dated as of September 30, 1998, between the Borrower and Avi Arad, (3) the Master License Agreement, dated April 30, 1993, as amended through the date hereof, between the Borrower and Avi Arad & Associates, (4) the Cost Sharing Agreement dated as of January 1, 1998, between the Borrower and Tangible Media, Inc., (5) the Stockholders' Agreement, (6) the Existing Registration Rights Agreements, (7) the Panini Indemnity and (8) the Excess Administration Claims Loan (all of the transactions described in (1) through (8) above, the "Affiliate Agreements"),
(v) any issuance or sale of shares of Capital Stock (other than Disqualified Stock) of the Borrower or options, warrants or other rights to acquire such shares of Capital Stock, (vi) the payment of fees for financial, advisory, consulting or investment banking services (including, without limitation, the payment of any underwriting discounts or commissions or placement agency fees in connection with the issuance and sale of securities) that are determined to be advisable or appropriate by a vote of the disinterested members of the Borrower's board of directors; provided that if the aggregate amount of such fees, discounts or commissions payable in connection with any single transaction or series of related transactions would reasonably be likely to exceed $5,000,000, the Borrower shall solicit bids for such services from at least two non-Affiliates prior to engaging an Affiliate to perform such services, and (vii) any Restricted Payment permitted by Section 5.16.

         Section 5.21. Constitutive Documents. The Borrower will not, and will not permit any Subsidiary to, amend any material provision of its charter or by-laws or other constitutive documents without the prior written consent of the Required Lenders.

         Section 5.22. No Material Amendments. The Borrower will not, and will not permit any of its Subsidiaries to, consent to or solicit any consent to any amendment or supplement to, or any waiver or other modification of, any material term of any of the Senior Note Documents, the Panini Guaranty, the Panini Pledge Agreement or any Affiliate Agreement (except for any amendment, supplement or modification to an Affiliate Agreement which is made on an arm's-length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party that was not an Affiliate) or any of the ancillary agreements referred to in the foregoing without the prior written consent of the Required Lenders.

         Section 5.23. Limitation on Restrictions Affecting Subsidiaries. Neither the Borrower nor any of its Subsidiaries will enter into, or suffer to exist, any agreement with any Person, other than the Loan Documents and the Senior Note Documents, that prohibits or limits the ability of any Subsidiary to
(a) pay dividends or make other distributions or pay any Debt owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary, (c) transfer any of its properties or assets to the Borrower or any Subsidiary or (d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired (other than with respect to assets subject to consensual Liens permitted under Section
5.09 ); provided that the foregoing shall not apply to (i) restrictions in effect on the date of this Agreement contained in agreements governing Debt outstanding on the date of this Agreement that is permitted under Section 5.10(a), (ii) restrictions contained in agreements governing Debt of Subsidiaries of the Borrower existing at the time that such Subsidiaries become Subsidiaries of the Borrower pursuant to a Business Acquisition permitted pursuant to Section 5.18(b) which Debt was not incurred in contemplation of such Business Acquisition and is permitted to be incurred under Section 5.10, and
(iii) in any such case, if such Debt is renewed, extended or refinanced, restrictions in the agreements governing the renewed, extended or refinanced Debt (and successive renewals, extensions and refinancings thereof) if such restrictions are no more restrictive than those contained in the agreements governing the Debt being renewed, extended or refinanced.

         Section 5.24. Clean-Down Period. The Borrower shall from time to time repay or prepay Loans in such amounts as shall be necessary so that there shall be no more than $20,000,000 in aggregate principal amount of Loans outstanding for a period (the "Clean-Down Period") of at least 45 consecutive calendar days during the period from January 1 through April 30 of each Fiscal Year.

         Section 5.25. Fiscal Year. The Borrower will not change its Fiscal Year from a fiscal year ending December 31.

         Section 5.26. Change in Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries as a whole on the Closing Date or businesses complementary, ancillary or reasonably related to such businesses.

         Section 5.27. Further Assurances. (a) The Borrower will, and will cause each Guarantor to, at the Borrower's sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, assignments, notices of assignment and transfers as the Agent shall from time to time request, which may be necessary in the reasonable judgment of the Agent from time to time to assure, perfect, convey, assign and transfer to the Agent the property and rights conveyed or assigned pursuant to the Collateral Documents, or which may facilitate the performance of the terms of the Collateral Documents, or the filing, registering or recording of the Collateral Documents.

         (b) All costs and expenses in connection with the grant of any security interests under the Collateral Documents, including without limitation, reasonable legal fees and other reasonable costs and expenses in connection with the granting, perfecting and maintenance of any security interests under the Collateral Documents or the preparation, execution, delivery, recordation or filing of documents and any other acts as the Agent may reasonably request in connection with the grant of such security interests shall be paid by the Borrower promptly upon demand.

         (c) The Borrower will not, and will not permit any of its Subsidiaries to, enter into or become subject to any agreement that would materially impair their ability to comply, or that is intended to prohibit them from complying in any material respect, with the provisions of this Section 5.27.

         (d) The Borrower will:

              (i) cause each Person that becomes a U.S. Subsidiary after the Closing Date to (A) become a party to this Agreement as a Guarantor by executing a supplement hereto in form and substance satisfactory to the Agent and (B) enter into the Security Agreement and any other agreements, each in form and substance satisfactory to the Agent, as may be necessary or desirable in order to grant perfected, first priority security interests upon (I) all of its Collateral and proceeds thereof (including, without limitation, all of such property acquired by such Person after it becomes a U.S. Subsidiary) and (II) all of the Capital Stock and equity interests acquired by such Person after it becomes a U.S. Subsidiary), to secure its Obligations under the Loan Documents, provided that not more than 65% of the Voting Stock of any Foreign Subsidiary will be required to be so pledged;

              (ii) pledge, or cause to be pledged, pursuant to the Security Agreement, (x) in the case of any Subsidiary described in clause (i) above, all of the Capital Stock or other equity interests of such Subsidiary owned directly or indirectly by the Borrower and (y) in the case of any Foreign Subsidiary that becomes a Subsidiary of the Borrower after the Closing Date, 65% of the Voting Stock or


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         other voting equity interests of such Foreign Subsidiary, and 100% of any other Capital Stock or other equity interest, owned directly or indirectly by the Borrower;

              (iii) take, and cause its Subsidiaries to take, such actions as may be necessary or desirable to effect the foregoing within 30 days after such Subsidiary is acquired or becomes a U.S. Subsidiary, including without limitation (A) executing and delivering, or causing such Subsidiary to execute and deliver, to the Agent such number of copies as the Agent may specify of such supplements, Security Agreement and other documents creating security interests and (B) delivering, or causing Subsidiaries to deliver, such certificates, evidences of corporate action, legal opinions or other documents as the Agent may reasonably request, all in form and substance satisfactory to the Agent, relating to the satisfaction of the Borrower's obligations under this Section 5.27; and

              (iv) for each lease to which the Borrower or any of its Subsidiaries becomes a party after the Closing Date and for each existing lease that is amended, renewed or extended after the Closing Date, deliver, and cause each Subsidiary to deliver, to the Agent a Landlord Waiver and Consent in favor of the Agent with respect to each such lease.

         Section 5.28. No New Subsidiaries. The Borrower will not have any Subsidiaries other than (a) Subsidiaries that are (i) in existence on the Closing Date and (ii) Guarantors on the Closing Date or Foreign Subsidiaries; and (b) U.S. Subsidiaries that become Guarantors and are in compliance with
Section 5.27(d) hereof.

         Section 5.29. Year 2000. The Borrower shall take all actions necessary to ensure that its and its Subsidiaries' computers and computer-based systems are able to operate and effectively process data, including without limitation dates, on and after January 1, 2000. The Borrower shall promptly provide to the Agent such information as the Agent may reasonably request from time to time in order to verify the Borrower's and its Subsidiaries' compliance with this
Section 5.29 as well as the accuracy of the representation in Section 4.21.

         Section 5.30. Blocked Accounts. (a) The Borrower shall cause each Blocked Account Bank to execute and deliver to the Collateral Agent a Blocked Account Agreement, in form and substance satisfactory to the Collateral Agent, on or prior to the date that is 90 days after the Closing Date.

         (b) From and after the earlier of (i) the date of the initial request by the Borrower for a Loan and (ii) any date on which there is any Letter of Credit outstanding that is not fully secured by cash collateral on deposit in the General Collateral Account, the Borrower shall (x) cause all collections of Receivables and all proceeds of Collateral received directly or indirectly by the Borrower or any Subsidiary of the Borrower or in the possession of the Borrower or any such Subsidiary to be held in trust for the Collateral Agent for the benefit of the Lenders and, promptly upon receipt thereof, to be deposited into a Blocked Account and (y) not permit any account debtor to make payment of any Receivables by wire or other transfer to any bank account other than a Blocked Account. The Borrower agrees that the Collateral Agent


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



alone shall have power of withdrawal from each Blocked Account and acknowledges that the Borrower shall not have any right, title or interest in the Blocked Accounts or the amounts at any time appearing to the credit of the Blocked Accounts.


                                    ARTICLE 6
                                    Defaults

         Section 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay (i) any principal of any Loan or any LC Reimbursement Obligation when due or (ii) any interest, fee or other amount payable by it hereunder or under any other Loan Document within four days of the date when due;

         (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.01(h) or Sections 5.07 through 5.31, inclusive;

         (c) any Obligor shall fail to observe or perform any covenant or agreement (other than those covered by clause 6.01(a) or 6.01(b) above) contained in the Loan Documents for 15 days after the Borrower becomes aware of such failure or the Agent gives notice thereof to the Borrower at the request of any Lender;

         (d) any representation, warranty, certification or statement made by any Obligor in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

         (e) the Borrower or any Subsidiary shall fail to make one or more payments in respect of Material Financial Obligations when due or within any applicable grace period (provided that any such Event of Default shall cease to be continuing upon the waiver or extension of such payment);

         (f) any event or condition shall occur that results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

         (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;


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



         (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

         (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 that it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans that could be reasonably likely to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000;

         (j) judgments or orders for the payment of money exceeding $2,500,000 in aggregate amount shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 20 days;

         (k) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be subject thereto, securing the Obligations purported to be secured thereby, with the priority required by the Loan Documents, or any Obligor shall so assert in writing;

         (l) a Change of Control shall occur;

         (m) any Guarantee by any Guarantor hereunder shall cease for any reason (other than the merger out of existence of such Guarantor pursuant to a transaction permitted hereunder) to be in full force and effect, or any Obligor shall so assert in writing; or

         (n) after the Closing Date, the Borrower shall become obligated to pay Administrative Expense Claims in an aggregate amount in excess of $25,000,000;

then, and in every such event, the Agent shall:

         (i) if requested by Lenders having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate;


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



         (ii) if requested by Lenders having more than 50% of the Aggregate LC Exposure, by notice to the Issuer instruct the Issuer not to extend the expiry date of any outstanding Letter of Credit; and

         (iii) if requested by Lenders holding more than 50% in aggregate outstanding principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

provided that, if any Event of Default specified in clause 6.01(g) or 6.01(h) occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Issuer shall not extend the expiry date of any outstanding Letter of Credit.

         Section 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

         Section 6.03. Cash Collateral. If an Event of Default shall have occurred and be continuing and Lenders having more than 50% of the Aggregate LC Exposure instruct the Agent to request cash collateral pursuant to this Section 6.03, the Borrower will, promptly after it receives such request from the Agent, pay to the Agent an amount in immediately available funds equal to 105% of the then aggregate amount available for subsequent drawings under all outstanding Letters of Credit, to be held by the Agent, under arrangements satisfactory to it, to secure the payment of all LC Reimbursement Obligations arising from subsequent drawings under such Letters of Credit; provided that, if any Event of Default specified in clause 6.01(g) or 6.01(h) occurs with respect to the Borrower, the Borrower shall pay such amount to the Agent forthwith without any notice or demand or any other act by the Agent or the Lenders.

                                    ARTICLE 7
                                    The Agent

         Section 7.01. Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Agent to enter into and act as its agent in connection with the Loan Documents (whether therein referred to as the Agent, the Collateral Agent or otherwise) and to take such action as agent on its behalf and to' exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         Section 7.02. Agent and Affiliates. Citibank, N.A. shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent or the Collateral Agent and Citibank, N.A. and its affiliates may accept deposits from, lend money to and generally engage in any kind of


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



business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Agent or the Collateral Agent.

         Section 7.03. Action by Agent. The obligations of the Agent hereunder and of the Collateral Agent under the Collateral Documents are only those expressly set forth herein and therein respectively. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         Section 7.04. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent or Collateral Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Agent or Collateral Agent, as the case may be, or to act as separate agent or agents on behalf of the Lenders or the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and as may be specified in the instrument of appointment (which may, in the discretion of the Agent or as the Collateral Agent, as the case may be, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Article 7).

         Section 7.05. Consultation with Experts. The Agent or the Collateral Agent may consult with legal counsel (who may be counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 7.06. Liability of Agent. None of the Agent, the Collateral Agent, their respective affiliates and their and their affiliates' respective directors, officers, agents and employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Lenders (or such different number of Lenders as any provision hereof or of any Loan Document expressly requires for such consent or request) or (b) in the absence of its own gross negligence or willful misconduct but in no event shall the Agent, the Collateral Agent or their respective affiliates and their and their affiliates' respective directors, officers, agents and employees be liable for punitive, exemplary or consequential damages. None of the Agent, the Collateral Agent, their respective affiliates and their and their affiliates' directors, officers, agents and employees shall be responsible for or have any duty to ascertain, inquire into or verify (w) any statement, warranty or representation made in connection with the Loan Documents or any borrowing hereunder; (x) the performance or observance of any of the covenants or agreements of any Obligor; (y) the satisfaction of any condition specified in
Article 3, except receipt of items required to be delivered to the Agent or the Collateral Agent; or (z) the validity, effectiveness or genuineness of the Loan Documents or any other instrument or writing furnished in connection herewith. Neither the Agent nor the Collateral Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement or any other Loan Document with reference to the Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.


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



         Section 7.07. Indemnification. The Lenders shall, ratably in proportion to their Credit Exposures (in the case of the Agent) or their Secured Obligations (as defined in the Security Agreement) (in the case of the Collateral Agent), indemnify the Agent and the Collateral Agent, their respective affiliates and their and their affiliates' respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Loan Documents or any action taken or omitted by such indemnitees thereunder but in no event shall the Lenders be liable for punitive, exemplary or consequential damages.

         Section 7.08. Credit Decision. Each Lender acknowledges that it has, independently and without reliance on the Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on the Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents.

         Section 7.09. Successor Agent. The Agent or the Collateral Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent or Collateral Agent, subject to, so long as no Event of Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed). If no successor Agent or Collateral Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent or Collateral Agent gives notice of resignation, then the retiring Agent or Collateral Agent may, on behalf of the Lenders, appoint a successor Agent or Collateral Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent or Collateral Agent hereunder by a successor Agent or Collateral Agent, such successor Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent or Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent or Collateral Agent resigns as Agent or Collateral Agent hereunder, the provisions of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was Agent or Collateral Agent.

         Section 7.10. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Agent in the fee letter between the Borrower and the Agent dated the date hereof.

                                    ARTICLE 8
                             Change in Circumstances

         Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. In the event that at least one (1) Domestic Business Day before the Eurodollar Determination Date:


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



         (a) the Agent determines that adequate and fair means do not exist for ascertaining the Eurodollar Rate;

         (b) the Required Lenders advise the Agent that Dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market for a period equal to such Interest Period; or

         (c) the Required Lenders advise the Agent that the Eurodollar Rate, as determined by the Agent, after taking into account the adjustments for reserves and increased costs, will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans;

then the Agent shall forthwith give notice thereof to the Borrower, whereupon (until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period therefor, and any Notice of Borrowing for which Loans have not then been made shall be deemed to be a request for Base Rate Loans, notwithstanding any prior election by the Borrower to the contrary.

         Section 8.02. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or its Eurodollar Lending Office) to make, maintain or fund its Eurodollar Loans and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, or to convert outstanding Loans into Eurodollar Loans or continue outstanding Loans as Eurodollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section 8.02, such Lender shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Eurodollar Loan of such Lender then outstanding shall be convened to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain and fund such Loan as a Eurodollar Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan as a Eurodollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Eurodollar Loans of the other Lenders.

         Section 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any


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



governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) or the Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board Of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Eurodollar Rate Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit (including letters of credit and participations therein) extended by, any Lender (or its Applicable Lending Office) or the Issuer or shall impose on any Lender (or its Applicable Lending Office) or the Issuer or the London interbank market any other condition affecting its Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) or the Issuer of making or maintaining any Eurodollar Loan or issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) or the Issuer under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender or the Issuer to be material, then, within 15 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender or the Issuer such additional amount or amounts as will compensate such Lender or the Issuer for such increased cost or reduction.

         (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

         (c) Each Lender and the Issuer will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender or the Issuer to compensation pursuant to this Section 8.03 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or the Issuer, be otherwise disadvantageous to it. A certificate of any Lender or the Issuer claiming compensation under this Section 8.03 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender or the Issuer may use any reasonable averaging and attribution methods.

         Section 8.04. Taxes. (a) For the purposes of this Section 8.04, the following terms have the following meanings:


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



         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower or any Guarantor, as the case may be, pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender Party, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its Applicable Lending Office or LC Office is located and (ii) in the case of each Lender, any United States withholding tax imposed on such payment, but not excluding any portion of such tax that exceeds the United States withholding tax that would have been imposed on such a payment to such Lender under the laws and treaties in effect when such Lender first becomes a party to this Agreement.

         "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, that arise from any payment made pursuant to this Agreement or under any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document.

         (b) All payments by the Borrower or any Guarantor to or for the account of any Lender Party hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower or any Guarantor shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or any Guarantor, as the case may be, shall make such deductions, (iii) the Borrower or such Guarantor, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall promptly furnish to the Agent, at its address specified in or pursuant to Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

         (c) The Borrower agrees to indemnify each Lender Party for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section 8.04) paid by such Lender Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender Party makes demand therefor.

         (d) Each Lender Party organized under the laws of a jurisdiction outside the United States, before it signs and delivers this Agreement in the case of each Lender Party listed on the signature pages hereof and before it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender Party remains lawfully able to do so), shall provide each of the Borrower and the Agent with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party that exempts such Lender Party from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender Party or certifying that the income receivable


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by it pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

         (e) For any period with respect to which a Lender Party has failed to provide the Borrower or the Agent with the appropriate form referred to in paragraph (d) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Lender Party shall not be entitled to indemnification under paragraph (b) or (c) with respect to Taxes imposed by the United States; provided that if a Lender Party that is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

         (f) If the Borrower or any Guarantor is required to pay additional amounts to or for the account of any Lender pursuant to this Section 8.04 as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the Borrower's request, change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment that may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

         Section 8.05. Base Rate Loans Substituted for Affected Eurodollar Loans. If (a) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Eurodollar Loans has been suspended pursuant to
Section 8.02 or (b) any Lender has demanded compensation under Section 8.03 or
8.04 with respect to its Eurodollar Loans, and in any such case the Borrower shall, by at least five Eurodollar Business Days' prior notice to such Lender through the Agent, have elected that the provisions of this Section 8.05 shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans that would otherwise be made by such Lender as (or continued as or convened to) Eurodollar Loans shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders. If such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Lenders.

                                    ARTICLE 9
                                    Guaranty

         Section 9.01. The Guaranty. Each Guarantor hereby jointly and severally unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the Borrower or any other Guarantor under the Loan Documents. Upon failure by the Borrower or any other Guarantor to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement or the other Loan Documents.

         Section 9.02. Guaranty Unconditional. The Obligations of each Guarantor hereunder shall be joint and several, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the Borrower or any other Guarantor under the Loan Documents, by operation of law or otherwise;

         (b) any modification or amendment of or supplement to the Loan
Documents;

         (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any Obligation of the Borrower or any other Guarantor under the Loan Documents;

         (d) any change in the corporate existence, structure or ownership of the Borrower or any other Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or their respective assets or any resulting release or discharge of any Obligation of the Borrower or any other Guarantor contained in the Loan Documents;

         (e) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, any other Guarantor, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (f) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of the Loan Documents, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Guarantor of the principal of or interest on any Note or any other amount payable by the Borrower or any other Guarantor under the Loan Documents; or

         (g) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, the Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph (g), constitute a legal or equitable discharge of the Guarantor's Obligations hereunder.

         Section 9.03. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's Obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Obligors under the Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Obligors under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, each Guarantor's Obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         Section 9.04. Waiver by Each Guarantor. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Guarantor or any other Person.

         Section 9.05. Subrogation and Contribution. Upon making any payment with respect to the Borrower hereunder, a Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that such Guarantor shall not enforce any payment by way of subrogation, or in the nature of contribution, until all amounts of principal of and interest on the Loans, all LC Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the other Loan Documents have been paid in full.

         Section 9.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Obligor under the Loan Documents is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Agent made at the request of the Required proportion of the Lenders specified in
Section 6.01 of this Agreement.

         Section 9.07. Limit of Liability. The Obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         Section 9.08. Release upon Sale. Upon any sale by the Borrower of a Subsidiary permitted by this Agreement, such Subsidiary shall automatically and without further action by any Lender or the Agent be released from its Obligations, if any, as a Guarantor hereunder.

                                   ARTICLE 10

                                  MISCELLANEOUS

         Section 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (a) in the case of the Borrower, the Issuer listed on the signature pages hereof or the Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Guarantor, in care of the Borrower, (c) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or (d) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile, when transmitted to the facsimile number referred to in this Section 10.01 and confirmation of receipt is received; (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address referred to in this
Section 10.01; provided that notices to the Agent or the Issuer under Article 2 or Article 8 shall not be effective until received.



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



         Section 10.02. No Waivers. No failure or delay by any Lender Party in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 10.03. Expenses; Indemnification. (a) The Borrower shall pay
(i) all out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Lender Party, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of in-house counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrower agrees to indemnify each Lender Party, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, that may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Loan Documents or any actual or proposed use of any Letter of Credit or any proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction, but in no event shall an Indemnitee be liable for punitive, exemplary or consequential damages.

         Section 10.04. Set-offs. (a) If (i) an Event of Default has occurred and is continuing and (ii) Lenders holding more than 50% in aggregate outstanding principal amount of the Loans have requested the Agent to declare the Loans to be immediately due and payable pursuant to Section 6.01, or the Loans have become immediately due and payable without notice as provided in
Section 6.01, then each Lender and its affiliates are hereby authorized by the Borrower at any time and from time to time, to the extent permitted by applicable law, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its affiliates to or for the account of the Borrower against any Obligations of the Borrower to such Lender now or hereafter existing under this Agreement, regardless of whether any such deposit or other Obligation is then due and payable or is in the same currency or is booked or otherwise payable at the same office as the Obligation against which it is set off and regardless of whether such Lender shall have made any demand for payment under this Agreement. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its affiliates; provided that any failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders and their respective affiliates under this Section 10.04 are in addition to any other rights and remedies that the Lenders and their respective affiliates may have.


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



         (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans and participations in LC Reimbursement Obligations held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due with respect to the Loans and participations in LC Reimbursement Obligations held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans and participations in LC Reimbursement Obligations held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and participations in LC Reimbursement Obligations held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section
10.04 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Obligor other than its indebtedness in respect of the Loans and LC Reimbursement Obligations. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or LC Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Obligor in the amount of such participation.

         Section 10.05. Amendments and Waivers; Release of Collateral. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Agent or the Issuer are affected thereby, by the Agent or the Issuer, as the case may be); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all the Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount of any LC Reimbursement Obligation or any interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or of any LC Reimbursement Obligation or any interest thereon or any fees hereunder or for the termination of any Commitment or (except as expressly provided in Section 2.14(f) extend the expiry date of any Letter of Credit, (iv) release any Guarantor from its Obligations hereunder or
(v) change the percentage of the Commitments or of the Aggregate LC Exposure or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, that shall be required for the Lenders or any of them to take any action under this Section 10.05 or any other provision of this Agreement; or

         (b) Any provision of the Collateral Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the relevant Obligor and the Agent with the consent of the Required Lenders; provided that no such amendment or waiver shall, unless signed by all the Lenders, effect or permit a release of all or substantially all of the Collateral. Notwithstanding the foregoing, Collateral shall be released from the Lien of the Collateral Documents from time to time as necessary to effect any sale of assets permitted by the Loan Documents, and the Agent shall execute and deliver all release documents reasonably requested to evidence such release.

         Section 10.06. Successors; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Collateral Agent and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lender Parties.

         (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans and participations in Letters of Credit. If a Lender grants any such participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Issuer and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and the Issuer hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement or any Collateral Document described in clause (v), (w) or (x) of Section 10.05(a)(i) or the proviso in the first sentence of Section 10.05(b) without the consent of the Participant party thereto. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer that is not permitted by
Section 10.06(c) or 10.06(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 10.06(b).

         (c) Any Lender may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance Agreement substantially in the form of Exhibit J hereto signed by such Assignee and such transferor Lender, with (and subject to) the written consent of the Agent, the Issuer and (so long as no Event of Default shall have occurred and be continuing) the Borrower (which consent shall not, in any such case, be unreasonably withheld or delayed); provided that if an Assignee is an affiliate of such transferor Lender or was a Lender immediately before such assignment, no such consent shall be required. When such instrument has been signed and delivered by the parties thereto and such Assignee has paid to such transferor Lender the purchase price agreed between them, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section 10.06(c) the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States or


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



a State thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 8.04.

         (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         Section 10.07. No Reliance on Margin Stock. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         Section 10.08. Confidentiality. Each Lender Party agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender Party's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender Party's affiliates, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender Party on a non-confidential basis from a source other than an Obligor, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by any regulator having jurisdiction over such Lender Party, its affiliates or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence.

         Section 10.09. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         Section 10.10. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument. This Agreement and the


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



Collateral Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement shall become effective when the Agent has received, from each of the parties listed on the signature pages hereof, a counterpart hereof signed by such party or facsimile or other written confirmation satisfactory to the Agent confirming that such party has signed a counterpart hereof.

         Section 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                   MARVEL ENTERPRISES, INC.,
                    as Borrower


                   By:  /s/
                        ------------------------------------------------
                        Name:      William H. Hardie, III
                        Title:     Executive Vice President, Business Affairs
                        Address:   685 Third Avenue, New York, NY 10017
                        Facsimile: 212-682-5272



                   MARVEL ENTERTAINMENT GROUP, INC.,
                    as Guarantor



                   By:  /s/
                        ------------------------------------------------
                        Name:      William H. Hardie, III
                        Title:     Vice President
                        Address:   387 Park Avenue South, NY, NY 10016
                        Facsimile: 212-682-5272

                   MEI HOLDING COMPANY S CORP.,
                    as Guarantor



                   By:  /s/
                        ------------------------------------------------
                        Name:      William H. Hardie, III
                        Title:     Vice President
                        Address:   387 Park Avenue South, NY, NY 10016
                        Facsimile: 212-682-5272


                   MEI HOLDING COMPANY F CORP.,
                    as Guarantor



                   By:  /s/
                        ------------------------------------------------
                        Name:      William H. Hardie, III
                        Title:     Vice President
                        Address:   387 Park Avenue South, NY, NY 10016
                        Facsimile: 212-682-5272


                   MARVEL CHARACTERS, INC.,
                    as Guarantor



                   By:  /s/
                        ------------------------------------------------
                        Name:      William H. Hardie, III
                        Title:     Vice President
                        Address:   10880 Wilshire Blvd., Ste 1400,
                                   Los Angeles, CA 90024
                        Facsimile: 212-682-5272


                   MARVEL RESTAURANT VENTURE CORP.,
                    as Guarantor



                   By:  /s/
                        ------------------------------------------------
                        Name:      William H. Hardie, III
                        Title:     President
                        Address:   387 Park Avenue South, NY, NY 10016
                        Facsimile: 212-682-5272

                   MRV, INC., as Guarantor


                   By:  /s/
                        ------------------------------------------------
                        Name:      William H. Hardie, III
                        Title:     Vice President
                        Address:   387 Park Avenue South, NY, NY 10016
                        Facsimile: 212-682-5272


                   CITIBANK, N.A., as Agent and Collateral Agent



                   By:  /s/
                        ------------------------------------------------
                        Name:      Claudia Slacik
                        Title:     Vice President
                        Address:   399 Park Avenue, 6th Floor, NY, NY 10043
                        Facsimile: (212) 793-1290


                   CITIBANK, N.A., as Issuer



                   By:  /s/
                        ------------------------------------------------
                        Name:      Claudia Slacik
                        Title:     Vice President
                        Address:   399 Park Avenue, 6th Floor, NY, NY 10043
                        Facsimile: (212) 793-1290


                   CITIBANK, N.A., as Lender



                   By:  /s/
                        ------------------------------------------------
                        Name:      Claudia Slacik
                        Title:     Vice President
                        Address:   399 Park Avenue, 6th Floor, NY, NY 10043
                        Facsimile: (212) 793-1290

                               COMMITMENT SCHEDULE


Lender                                                    Commitment
--------------                                           -----------
CITIBANK, N.A.                                           $60,000,000

                                PRICING SCHEDULE

         For any day from and after the first anniversary of the Closing Date, the "Eurodollar Rate Margin" and "Base Rate Margin" are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


     Status           Level I      Level II     Level III
Eurodollar Rate        2.25%        2.50%        2.75%
Margin
Base Rate Margin       0.75%        1.00%        1.25%
=====================  ===========  ===========  =========

         For purposes of this Schedule, the following terms have the following meanings:

         "Level I Status" exists at any day if the Applicable Leverage Ratio in respect of such day is less than 2.0 to 1.0.

         "Level II Status" exists at any day if (i) the Applicable Leverage Ratio in respect of such day is less than 3.0 to 1.0 and (ii) Level I Status does not exist.

         "Level III Status" exists at any date if, at such date, no other Status exists.

         "Status" refers to the determination which of Level I Status, Level II Status or Level I11 Status exists at any day.